Filed Pursuant to Rule 424(b)(4)

Registration Statement No. 333-232490

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	26,288,316	$19.75	$519,194,241	$62,926.34

(1)	Includes up to an additional 3,428,910 shares of common stock that may be purchased by the underwriter pursuant to an option.
(2)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-232490 filed by the registrant on July 1, 2019.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 1, 2019)

22,859,406 SHARES

COMMON STOCK

Essential Properties Realty Trust, Inc.

The selling stockholders identified in this prospectus supplement are offering 22,859,406 shares of our common stock, $0.01 par value per share. We are not selling any shares of common stock under this prospectus supplement and the accompanying prospectus, and we will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “EPRT.” On July 17, 2019, the last sale price of our common stock as reported on the NYSE was $19.83 per share.

We intend to elect to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2018. To assist us in complying with certain federal income tax requirements applicable to REITs, among other reasons, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 7.5% in value or in number of shares, whichever is more restrictive, of our outstanding common stock, except for certain designated investment entities that may own up to 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, subject to certain conditions. See “Restrictions on Ownership and Transfer” in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our common stock.

We are an “emerging growth company” under the federal securities laws and, as such, have elected to comply with certain reduced disclosure requirements in filings that we make with the Securities and Exchange Commission. See “Prospectus Supplement Summary—Essential Properties Realty Trust, Inc.—Emerging Growth Company Status.”

Investing in our common stock involves risks. See the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, for factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$19.75	$451,473,269
Underwriting discounts and commissions(1)	$0.1975	$4,514,733
Proceeds, before expenses, to the selling stockholders	$19.5525	$446,958,536

(1)	We refer you to “Underwriting” beginning on page S-39 of this prospectus supplement for additional information regarding underwriting compensation.

The selling stockholders have granted the underwriter an option to purchase up to an additional 3,428,910 shares of common stock from the selling stockholders at the public offering price less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Delivery of the shares of common stock will be made on or about July 22, 2019.

Citigroup

The date of this prospectus supplement is July 17, 2019

Prospectus

We, the selling stockholders and the underwriter have not authorized any person to give any information or to make any representations in connection with this prospectus supplement and the accompanying prospectus other than those contained or incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and in any applicable free writing prospectus, and, if given or made, such information or representations must not be relied upon as having

i

been so authorized. We and the selling stockholders are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of such documents or on the date or dates which are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We use market data and industry forecasts and projections throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. In addition, we have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projected amounts will be achieved. We have not independently verified this information.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or documents incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. In addition, information incorporated by reference after the date of this prospectus supplement may add, update or change information contained in this prospectus supplement or the accompanying prospectus. Any information in such subsequent filings that is inconsistent with this prospectus supplement or the accompanying prospectus will supersede the information in this prospectus supplement or the accompanying prospectus.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference. References to information incorporated by reference in this prospectus supplement or the accompanying prospectus include information deemed to be incorporated by reference herein or therein. The documents incorporated by reference into this prospectus supplement are identified under the caption “Information Incorporated by Reference” in this prospectus supplement.

Unless the context otherwise requires, the following terms and phrases are used throughout this prospectus supplement as described below:

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“annualized base rent” means annualized contractually specified cash base rent in effect on March 31, 2019 or such other date as may be specified for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date;

•

“CPI” means the consumer price index for all urban consumers (CPI-U): U.S. city average, all items, which is a measure of the average change over time in the prices paid by urban consumers for a market basket of consumer goods and services;

•	“EBITDA” means earnings before interest, taxes, depreciation and amortization;

•	“EBITDAre” means earnings before interest, taxes, depreciation and amortization for real estate, gains (or losses) on the sales of depreciable property and real estate impairment losses;

•	“Eldridge” means Eldridge Industries, LLC, a private investment firm specializing in providing both equity and debt capital, and its affiliates;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“GAAP” means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board in the United States of America;

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“GE Seed Portfolio” means a portfolio of 262 net leased properties, consisting primarily of restaurants, that we acquired on June 16, 2016 as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs);

•	“IPO” means our initial public offering of 32,500,000 shares of our common stock completed on June 25, 2018;

•	“NYSE” means the New York Stock Exchange;

•

“occupancy” or a specified percentage of our portfolio that is “occupied” means the quotient of (1) the total number of our properties minus the number of our properties that are vacant and from which we are not receiving any rental payment, and (2) the total number of our properties as of a specified date;

•

“OP Units” means units of limited partnership interest in the operating partnership, which are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, beginning one year after the issuance of such units;

•	“operating expenses” mean all maintenance, insurance, utility and tax expense related to a property;

•	“operating partnership” means Essential Properties, L.P., a Delaware limited partnership, through which we hold substantially all of our assets and conduct our operations;

•

“pro forma basis” means information is presented assuming the completion of the adjustments described in the unaudited pro forma consolidated financial statements included elsewhere in this prospectus supplement had occurred on March 31, 2019 for purposes of the unaudited pro forma consolidated balance sheet data and on January 1, 2018 for purposes of the unaudited pro forma consolidated statements of operations;

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“rent coverage ratio” means the ratio of (x) tenant-reported or, when unavailable, management’s estimate (based on tenant-reported financial information) of annual earnings before interest, taxes, depreciation, amortization and cash rent attributable to the leased property (or properties, in the case of a master lease) to (y) the annualized base rental obligation as of a specified date;

•	“Securities Act” means the Securities Act of 1933, as amended; and

•	“we,” “our,” “us” and “our company” mean Essential Properties Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including our operating partnership.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. You should also read the audited financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our unaudited financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019. Such annual report and quarterly report are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Information Incorporated by Reference.” Unless otherwise indicated, the information contained in this prospectus supplement and the accompanying prospectus assumes that the underwriter’s option to purchase additional shares is not exercised.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Our Company

We are an internally managed real estate company that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to middle-market companies operating service-oriented or experience-based businesses. We have assembled a diversified portfolio using an investment strategy that focuses on properties leased to tenants in businesses such as restaurants (including quick service and casual and family dining), car washes, automotive services, medical services, convenience stores, entertainment, early childhood education and health and fitness. We believe that properties leased to tenants in these businesses are essential to the generation of the tenants’ sales and profits and that these businesses exhibit favorable growth potential and are generally more insulated from e-commerce pressure than many others. As of March 31, 2019, 91.7% of our $115.1 million of annualized base rent was attributable to properties operated by tenants in service-oriented and experience-based businesses.

Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of commercially desirable properties. We have grown strategically since commencing investment activities in June 2016. As of March 31, 2019, we had a portfolio of 711 properties (including one undeveloped land parcel, one vacant site and three properties that secure our investments in mortgage loans receivable) built on the following core attributes:

Diversified Portfolio. Our portfolio was 99.9% leased to 172 tenants operating 197 different brands, or concepts, in 16 industries across 44 states, with none of our tenants contributing more than 4.5% of our annualized base rent. Our strategy targets a scaled portfolio that, over time, derives no more than 5% of its annualized base rent from any single tenant or more than 1% from any single property.

Remaining Lease Term of 14.5 Years. Our leases had a weighted average remaining lease term of 14.5 years (based on annualized base rent), with 4.5% of our annualized base rent attributable to leases expiring prior to January 1, 2024. Our properties are subject to relatively new, long-term net leases that we believe provide us a stable base of revenue from which to grow our portfolio.

Significant Use of Master Leases. 61.9% of our annualized base rent was attributable to master leases.

Healthy Rent Coverage Ratio and Extensive Tenant Financial Reporting. Our portfolio’s weighted average rent coverage ratio was 2.8x, and 97.7% of our leases (based on annualized base rent) obligate the tenant to periodically provide us with specified unit-level financial reporting.

Contractual Base Rent Escalation. 97.6% of our leases (based on annualized base rent) provided for increases in future base rent at a weighted average rate of 1.5% per year.

Differentiated Investment Approach. Our average investment per property was $2.1 million (which equals our aggregate investment in our properties (including transaction costs, lease incentives and amounts funded for construction in progress) divided by the number of properties owned at March 31, 2019), and we believe investments of similar size allow us to grow our portfolio without concentrating a large amount of capital in individual properties and limit our exposure to events that may adversely affect a particular property.

Our Competitive Strengths

We believe the following competitive strengths distinguish us from our competitors and allow us to compete effectively in the single-tenant, net-lease market:

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Carefully Constructed Portfolio of Recently Acquired Properties Leased to Service-Oriented or Experience-Based Tenants. We have strategically constructed a portfolio that is diversified by tenant, industry and geography and generally avoids exposure to businesses that we believe are subject to pressure from e-commerce. Our properties are subject to relatively new, long-term net leases that we believe provide us a stable base of revenue from which to grow our portfolio. As of March 31, 2019, we had a portfolio of 711 properties, with annualized base rent of $115.1 million, which was selected by our management team in accordance with our focused investment strategy. Our portfolio is diversified with 172 tenants operating 197 different concepts across 44 states and 16 industries. None of our tenants contributed more than 4.5% of our annualized base rent as of March 31, 2019, and our strategy targets a scaled portfolio that, over time, derives no more than 5% of its annualized base rent from any single tenant or more than 1% from any single property.

We focus on investing in properties leased to tenants operating in service-oriented or experience-based businesses, such as restaurants (including quick service and casual and family dining), car washes, automotive services, medical services, convenience stores, entertainment, early childhood education and health and fitness, which we believe are generally more insulated from e-commerce pressure than many others. As of March 31, 2019, 91.7% of our annualized base rent was attributable to tenants operating service-oriented and experience-based businesses.

We believe that our portfolio’s diversity and recent underwriting decrease the impact on us of an adverse event affecting a specific tenant, industry or region, and our focus on leasing to tenants in industries that we believe are well-positioned to withstand competition from e-commerce increases the stability of our rental revenue.

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Experienced and Proven Net Lease Management Team. Our senior management has significant experience in the net lease industry and a track record of growing net lease businesses to significant scale, and it was directly responsible for sourcing, financing and acquiring each of the properties in our portfolio.

Our senior management team has been responsible for our refined investment strategy and for developing and implementing our investment sourcing, underwriting, closing and asset management functions, which we believe can support significant investment growth without a proportionate increase in our operating expenses. As of March 31, 2019, exclusive of the GE Seed Portfolio, 82.0% of our portfolio’s annualized base rent was attributable to internally originated sale-leaseback transactions and 91.4% was acquired from parties who had previously engaged in one or more transactions that involved a member of our senior management team (including operators and tenants and other participants in the net lease industry, such as brokers, intermediaries and financing sources). The substantial experience, knowledge and relationships of our senior leadership team provide us with an extensive network of contacts that we believe allows us to originate attractive investment opportunities and effectively grow our business.

•	Growth Oriented Balance Sheet Supporting Scalable Infrastructure. As of March 31, 2019, we had $513.2 million of gross debt outstanding, with a weighted average maturity of 3.9 years.

Giving effect to our April 12, 2019 amended and restated credit agreement, we had a senior unsecured revolving credit facility that allows for maximum aggregate initial original principal amount of revolving loans available of up to $400 million. See “—Recent Developments—Amendment to Revolving Credit Facility,” below. As of July 12, 2019, we had approximately $79.0 million outstanding under the revolving credit facility.

Our largest borrowing source is our private conduit program, or our Master Trust Funding Program, under which we may, subject to applicable covenants, issue multiple series and classes of notes from time to time to institutional investors in the asset-backed securities market. As of March 31, 2019, we had issued notes under our Master Trust Funding Program in two series, each consisting of Class A and Class B notes, with an aggregate outstanding principal amount of $513.2 million and a weighted average annual interest rate of 4.35%. On May 14, 2019 we repurchased of $200 million of our Class A Series 2016-1 ABS Notes. See “—Recent Developments—Repurchase of $200 Million of Class A Series 2016-1 ABS Notes,” below. These notes are non-recourse to us, subject to customary limited exceptions, and are secured by a pool of 349 properties and the related leases. Beginning on November 25, 2019, we have the ability to prepay notes issued under our Master Trust Funding Program with an aggregate outstanding principal amount of $271.3 million (as of March 31, 2019) and unencumber assets that we estimate contribute $24.0 million of annualized base rent and have an aggregate carrying value of $314.5 million without the payment of a make-whole amount; beginning on November 25, 2021, we have the ability to prepay the remainder of these notes without the payment of a make-whole amount. Accordingly, we have a degree of flexibility to unencumber the pledged assets, should we choose to do so as part of a strategy to seek an investment grade credit rating in the future or for other reasons.

We also had 362 unencumbered properties that contribute $65.8 million of annualized base rent as of March 31, 2019. We seek to manage our balance sheet so that we have access to multiple sources of debt capital in the future, such as term borrowings from insurance companies, banks and other sources, single-asset mortgage financing and CMBS borrowings, that may offer us the opportunity to lower our cost of funding and further diversify our sources of debt capital.

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Differentiated Investment Strategy. We seek to acquire and lease freestanding, single-tenant commercial real estate facilities where a tenant services its customers and conducts activities that are essential to the generation of its sales and profits. We primarily seek to invest in properties leased to unrated middle-market companies that we determine have attractive credit characteristics and stable operating histories. We believe middle-market companies are underserved from a capital perspective and that we can offer them attractive real estate financing solutions and enter into lease agreements that provide us with attractive risk-adjusted returns. Furthermore, many net lease transactions with middle-market companies involve properties that are individually relatively small, which allows us to avoid concentrating a large amount of capital in individual properties. We maintain close relationships with our tenants, which we believe allows us to source additional investments and become the capital provider of choice as our tenants’ businesses grow and their real estate needs increase.

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Asset Base Allows for Significant Growth. Building on our senior leadership team’s experience of more than 20 years in net lease real estate investing, we have developed leading origination, underwriting, financing, documentation and property management capabilities. Our platform is scalable, and we seek to leverage these capabilities to improve our efficiency and processes to seek attractive risk-adjusted growth. While we expect that our general and administrative expenses will continue to rise in some measure as our portfolio grows, we expect that such expenses as a percentage of our portfolio will decrease over time due to efficiencies and economies of scale. We have grown substantially since we commenced investment activities on June 16, 2016, when we acquired our GE Seed Portfolio for $279.8 million (including transaction costs). During the years ended December 31, 2017 and 2018 and the three months ended March 31, 2019, we purchased properties with aggregate purchase prices of $535.4 million, $521.8 million and $118.2 million, respectively. With our smaller asset base relative to other institutional investors that focus on acquiring net leased real estate, we believe that superior growth can be achieved through manageable acquisition volume.

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Disciplined Underwriting Leading to Strong Portfolio Characteristics. We generally seek to execute transactions with an aggregate purchase price of $3 million to $50 million. Our size allows us to focus on investing in a segment of the market that we believe is underserved from a capital perspective and where we can originate or acquire relatively smaller assets on attractive terms that provide meaningful growth to our portfolio. In addition, we seek to invest in commercially desirable properties that are suitable for use by different tenants, offer attractive risk-adjusted returns and possess characteristics that reduce our real estate investment risks. As of March 31, 2019:

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Our leases had a weighted average remaining lease term (based on annualized base rent) of 14.5 years, with only 4.5% of our annualized base rent attributable to leases expiring prior to January 1, 2024;

•	Master leases contributed 61.9% of our annualized base rent;

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Our portfolio’s weighted average rent coverage ratio was 2.8x, with leases contributing 72.5% of our annualized base rent having rent coverage ratios in excess of 2.0x (excluding leases that do not report unit-level financial information);

•	Our portfolio was 99.9% occupied;

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Leases contributing 97.6% of our annualized base rent provided for increases in future annual base rent, ranging from 1.0% to 4.0% annually, with a weighted average annual escalation equal to 1.5% of base rent; and

•	Leases contributing 91.1% of annualized base rent were triple-net.

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Extensive Tenant Financial Reporting Supports Active Asset Management. We seek to enter into lease agreements that obligate our tenants to periodically provide us with corporate and/or unit-level financial reporting, which we believe enhances our ability to actively monitor our investments, negotiate through lease renewals and proactively manage our portfolio to protect stockholder value. As of March 31, 2019, leases contributing 97.7% of our annualized base rent required tenants to provide us with specified unit-level financial information, and leases contributing 98.4% of our annualized base rent required tenants to provide us with corporate-level financial reporting.

Our Business and Growth Strategies

Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of commercially desirable properties. We intend to pursue our objective through the following business and growth strategies.

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Structure and Manage Our Diverse Portfolio with Disciplined Underwriting and Risk Management. We seek to maintain the stability of our rental revenue and maximize the long-term return on our investments while continuing our growth by using our disciplined underwriting and risk management expertise. When underwriting assets, we emphasize commercially desirable properties, with strong operating performance, healthy rent coverage ratios and tenants with attractive credit characteristics.

Leasing. In general, we seek to enter into leases with (i) relatively long terms (typically with initial terms of 15 years or more and tenant renewal options); (ii) attractive rent escalation provisions;

(iii) healthy rent coverage ratios; and (iv) tenant obligations to periodically provide us with financial information, which provides us with information about the operating performance of the leased property and/or tenant and allows us to actively monitor the security of payments under the lease on an ongoing basis. We strongly prefer to use master lease structures, pursuant to which we lease multiple properties to a single tenant on a unitary (i.e., “all or none”) basis. In addition, in the context of our sale-leaseback investments, we generally seek to establish contract rents that are at prevailing market rents, which we believe enhances tenant retention and reduces our releasing risk if a lease is rejected in a bankruptcy proceeding or expires.

Diversification. We monitor and manage the diversification of our portfolio in order to reduce the risks associated with adverse developments affecting a particular tenant, property, industry or region. Our strategy targets a scaled portfolio that, over time, will (1) derive no more than 5% of its annualized base rent from any single tenant or more than 1% of its annualized base rent from any single property, (2) be primarily leased to tenants operating in service-oriented or experience-based businesses and (3) avoid significant geographic concentration. While we consider these criteria when making investments, we may be opportunistic in managing our business and make investments that do not meet one or more of these criteria if we believe the opportunity presents an attractive risk-adjusted return.

Asset Management. We are an active asset manager and regularly review each of our properties for changes in the business performance at the property, credit of the tenant and local real estate market conditions. Among other things, we use Moody’s Analytics RiskCalc, which is a model for predicting private company defaults based on Moody’s Analytics Credit Research Database, to proactively detect credit deterioration. Additionally, we monitor market rents relative to in-place rents and the amount of tenant capital expenditures in order to refine our tenant retention and alternative use assumptions. Our management team utilizes our internal credit diligence to monitor the credit profile of each of our tenants on an ongoing basis. We believe that this proactive approach enables us to identify and address issues expeditiously and to determine whether there are properties in our portfolio that are appropriate for disposition.

In addition, as part of our active portfolio management, we may selectively dispose of assets that we conclude do not offer a return commensurate with the investment risk, contribute to unwanted geographic, industry or tenant concentrations, or may be sold at a price we determine is attractive. Since our inception through July 8, 2019, we have sold 127 properties for net sales proceeds of $163.6 million, representing a 3.1% gain based on our allocated purchase price of $158.7 million. This excludes five properties that we sold for net sales proceeds of $4.2 million with an allocated purchase price of $4.5 million. These five properties include two properties where we sold a portion of the property, two properties where we had a leasehold interest and a property where the tenant held an existing purchase option. We have excluded these sales as they are not representative of sales driven by our active portfolio management process.

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Focus on Relationship-Based Sourcing to Grow Our Portfolio by Originating Sale-Leaseback Transactions. We plan to continue our disciplined growth by originating sale-leaseback transactions and opportunistically making acquisitions of properties subject to net leases that contribute to our portfolio’s tenant, industry and geographic diversification. Since we commenced investment activities in June 2016, our senior management team has sourced, underwritten, negotiated and structured 210 investment transactions that have closed. As of March 31, 2019, exclusive of our GE Seed Portfolio, 82.0% of our portfolio’s annualized base rent was attributable to internally originated sale-leaseback transactions and 91.4% was acquired from parties who had previously engaged in transactions that involved a member of our senior management team (including operators and tenants and other participants in the net lease industry, such as brokers, intermediaries and financing sources). In addition, we seek to leverage our relationships with our tenants to facilitate investment opportunities, including selectively agreeing to reimburse certain of our tenants for development costs at our properties in exchange for contractually specified rent that generally increases proportionally with our funding. As of March 31, 2019, exclusive of our GE Seed Portfolio, approximately 46.1% of our investments were sourced from operators and tenants who had previously consummated a transaction involving a member of our management team, and approximately 45.3% were sourced from participants in the net lease industry, such as brokers, intermediaries or financing sources, who had previously been involved with a transaction involving a member of our management team. We believe our senior management team’s reputation, in-depth market knowledge and extensive network of long-standing relationships in the net lease industry provide us access to an ongoing pipeline of attractive investment opportunities.

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Focus on Middle-Market Companies in Service-Oriented or Experience-Based Businesses. We primarily focus on investing in properties that we lease on a long-term, triple-net basis to unrated middle-market companies that we determine have attractive credit characteristics and stable operating histories. Properties leased to middle-market companies may offer us the opportunity to achieve superior risk-adjusted returns, as a result of our intensive credit and real estate analysis, lease structuring and portfolio construction. We believe our capital solutions are attractive to middle-market companies due to their more limited financing options, as compared to larger, rated organizations, and, in many cases, smaller transactions with middle-market companies will allow us to maintain and grow our portfolio’s diversification. Middle-market companies are often willing to enter into leases with structures and terms that we consider attractive (such as master leases and leases that require ongoing tenant financial reporting) and believe contribute to the stability of our rental revenue.

In addition, we emphasize investment in properties leased to tenants engaged in service-oriented or experience-based businesses, such as restaurants (including quick service and casual and family dining), car washes, automotive services, medical services, convenience stores, entertainment, early childhood education, and health and fitness, as we believe these businesses are generally more insulated from e-commerce pressure than many others.

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Internal Growth Through Long-Term Triple-Net Leases That Provide For Periodic Rent Escalations. We seek to enter into long-term (typically with initial terms of 15 years or more and tenant renewal options), triple-net leases that provide for periodic contractual rent escalations. As of March 31, 2019, our leases had a weighted average remaining lease term of 14.5 years (based on annualized base rent), with only 4.5% of our annualized base rent attributable to leases expiring prior to January 1, 2024, and 97.6% of our leases (based on annualized base rent) provided for increases in future base rent at a weighted average of 1.5% per year. Additionally, our underwriting and active asset management, which we believe reduce default losses and increase renewal probabilities, is intended to enhance the stability of our rental revenue.

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Actively Manage Our Balance Sheet to Maximize Capital Efficiency. We seek to maintain a prudent balance between debt and equity financing and to maintain funding sources that lock in long-term investment spreads and limit interest rate sensitivity. We target a level of net debt that, over time, is generally less than six times our annualized adjusted EBITDAre, which is our EBITDAre for our most recently completed fiscal quarter based on an estimate calculated as if all acquisition and disposition activity that took place during the quarter had been made on the first day of the quarter multiplied by four. As of March 31, 2019, we had $513.2 million of gross debt outstanding and net debt of $399.1 million. Our net income for the three months ended March 31, 2019 was $8.7 million and our EBITDAre was $25.7 million. As of March 31, 2019, on a pro forma basis, assuming the transactions described below under the caption “Unaudited Pro Forma Consolidated Financial Statements” were completed as of the dates indicated, we had $594.7 million of gross debt outstanding and net debt of $585.0 million. On a pro forma basis, our net income for the three months ended March 31, 2019 was $13.5 million and our EBITDAre was $31.0 million. We have access to multiple sources of debt capital, including the investment grade-rated, asset-backed bond market, through our Master Trust

Funding Program, and bank debt, through the revolving credit facility and the five-year senior unsecured term loan. Our net debt and our EBITDAre referenced above are non-GAAP financial measures. See “—Summary Selected Consolidated Historical and Pro Forma Financial and Other Data.”

Our Real Estate Investment Portfolio

The following chart illustrates the percentage of our annualized base rent as of March 31, 2019 attributable to various industries. 91.7% of annualized base rent as of March 31, 2019 related to service-oriented and experience-based businesses.

Generally, we seek to acquire investments with healthy rent coverage ratios, and as of March 31, 2019, the weighted average rent coverage ratio of our portfolio was 2.8x. Our portfolio’s unit-level rent coverage ratios (by annualized base rent and excluding leases that do not report unit-level financial information) as of March 31, 2019 are displayed in the following chart:

We believe unit-level rent coverage ratios are an important element of evaluating the likelihood that tenants will renew leases upon expiration or exercise renewal options. The following chart illustrates our annualized base rent as of March 31, 2019 attributable to leases expiring during the specified periods and provides information about the unit-level rent coverage ratios as of March 31, 2019 for such leases. We believe that our strong rent coverage ratios enhance the likelihood that leases will be renewed or extended and increases the stability of our rental revenue.

Lease Expiration Risk

Tenant financial distress is typically caused by consistently poor or deteriorating operating performance, near-term liquidity issues or unexpected liabilities. To assess the probability of tenant insolvency, we utilize Moody’s Analytics RiskCalc, which is a model for predicting private company defaults based on Moody’s Analytics Credit Research Database, which incorporates both market and company-specific risk factors. The following table illustrates the portions of our annualized base rent as of March 31, 2019 attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores:

We typically lease our properties pursuant to long-term, triple-net leases with initial terms of 15 years or more that often have tenant renewal options. Substantially all of our leases are triple-net, meaning our tenant generally is obligated to pay all operating expenses related to the leased property. We strongly prefer to use master lease structures, pursuant to which we lease multiple properties to a single tenant on an all or none basis. In a master lease structure, a tenant is responsible for a single lease payment relating to the entire portfolio of leased properties, as opposed to multiple lease payments relating to individually leased properties. The master lease structure prevents a tenant from “cherry picking” locations, where it unilaterally gives up underperforming properties while maintaining its leasehold interest in well-performing properties. As of March 31, 2019, master leases contributed 61.9% of our annualized base rent (our largest master lease by annualized base rent related to five properties and contributed 3.9% of our annualized base rent, and our smallest master lease by annualized base rent related to two properties and contributed 0.1% of our annualized base rent). We also seek to invest in properties with healthy rent coverage ratios. Substantially all of our leases also require our tenants to periodically provide us with financial information, which allows us to evaluate the security of payments under the related lease on an ongoing basis.

Substantially all of our leases provide for periodic contractual rent escalations. As of March 31, 2019, leases contributing 97.6% of our annualized base rent provided for increases in future annual base rent, generally ranging from 1.0% to 4.0% annually, with a weighted average annual escalation equal to 1.5% of base rent. As of March 31, 2019, 10.5% of contractual rent escalations (by annualized base rent) are CPI-based, while 87.1% are based on fixed percentage or scheduled increases. Our escalations provide us with a source of internal growth and a measure of inflation protection. Additional information on lease escalation frequency and weighted average annual escalation rates as of March 31, 2019 is displayed below.

Lease Escalation Frequency	% of Annualized Base Rent	Weighted Average Annual Escalation Rate(1)
Annually	78.6%	1.7%
Every 2 years	0.6%	1.2%
Every 3 years	0.1%	0.0%
Every 4 years	0.7%	0.8%
Every 5 years	14.2%	1.1%
Other escalation frequencies	3.4%	1.0%
Flat(2)	2.4%	N/A

Total/Weighted Average(3)	100.0%	1.5%

(1)

Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For leases where rent escalates by the greater of a stated fixed percentage or the change in the CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As of March 31, 2019, leases contributing 7.0% of our annualized base rent provide for rent increases equal to the lesser of a stated fixed percentage or the change in the CPI. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented.

(2)

Approximately 62.5% of the annualized base rent derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property.

(3)	Weighted by annualized base rent.

Historical Acquisitions and Dispositions

The following chart illustrates our quarterly investment activity since inception, excluding the GE Seed Portfolio:

The following table sets forth select information about our quarterly investment activity since inception, excluding the GE Seed Portfolio and nine additional properties, which we acquired from General Electric Capital Corporation for an aggregate purchase price of $5.7 million (including transaction costs) during the period from June 16, 2016 through March 31, 2019 (dollars in thousands):

	Three Months Ended
Acquisitions	September 30, 2016		December 31, 2016		March 31, 2017		June 30, 2017		September 30, 2017		December 31, 2017
Volume(1)	$60,249		$112,821		$143,845		$91,526		$138,653		$160,366
Average investment per unit	$2,152		$1,815		$4,108		$2,474		$2,728		$1,742
Cash cap rate(2)	7.3%		7.2%		7.5%		7.6%		7.7%		7.7%
GAAP cap rate(3)	8.2%		8.3%		8.0%		8.9%		8.9%		8.7%
Property count	28		62		35		37		50		90
Master Lease %(4)	85.2%		46.9%		83.2%		71.0%		72.9%		64.5%
Sale-leaseback %(4)	100.0%		65.3%		85.5%		75.9%		94.0%		74.7%
Financial reporting %(5)	100.0%		100.0%		100.0%		100.0%		97.7%		99.8%
Rent coverage ratio	2.92	x	2.77	x	3.14	x	3.96	x	2.77	x	3.05	x
Remaining lease term (years)(4)	16.8		17.3		17.0		17.3		18.4		15.5
Number of transactions	4		11		12		11		18		21

	Three Months Ended
Acquisitions	March 31, 2018		June 30, 2018		September 30, 2018		December 31, 2018		March 31, 2019		Total
Volume(1)	$64,098		$214,427		$134,058		$103,662		$118,187		$1,351,892
Average investment per unit	$2,195		$2,438		$2,047		$2,572		$2,303
Cash cap rate(2)	7.8%		7.6%		7.6%		7.6%		7.5%
GAAP cap rate(3)	8.3%		8.7%		8.5%		8.5%		8.4%
Property count	28		86		62		39		51		568
Master Lease %(4)	33.3%		82.1%		58.1%		57.2%		47.1%
Sale-leaseback %(4)	67.5%		89.6%		76.6%		83.1%		77.6%
Financial reporting %(5)	100.0%		96.5%		100.0%		89.8%		100.0%
Rent coverage ratio	2.34	x	2.37	x	2.70	x	2.80	x	3.19	x
Remaining lease term (years)(4)	14.1		17.2		16.1		16.6		15.1
Number of transactions	16		23		34		24		35		209

(1)	Includes transaction costs, lease incentives and amounts funded for construction in progress.
(2)	Annualized contractually specified cash base rent for the first full month after the investment divided by the purchase price for the property.
(3)	GAAP rent for the first twelve months after the investment divided by the purchase price for the property.
(4)	As a percentage of annualized base rent.
(5)	Tenants party to leases that obligate them to periodically provide us with corporate and/or unit-level financial reporting, as a percentage of our annualized base rent.

Since March 31, 2018 (the end of the last full fiscal quarter prior to our IPO) through March 31, 2019, we have developed strong portfolio characteristics. The following table sets forth a comparison of selected information about our portfolio as of the dates indicated:

	As of March 31, 2018		As of March 31, 2019
Tenant Diversification	127 tenants in 15 industries		172 tenants in 16 industries
Weighted average remaining lease terms (based on annualized base rent)	13.8 years		14.5 years
Rent attributable to master leases(1)	64.8%		61.9%
Internally originated sale-leaseback transactions(1)(2)	80.6%		82.0%
Rent coverage ratio	2.9	x	2.8	x
Financial reporting(3)	97.4%		97.7%
Occupancy	99.1%		99.9%
Top ten largest tenants share of annualized base rent(4)	41.8%		30.5%
Average investment per property	$1.9 million		$2.1 million

(1)	As a percentage of annualized base rent.
(2)	Exclusive of the GE Seed Portfolio.
(3)	Tenants party to leases that obligate them to periodically provide us with corporate and/or unit-level financial reporting, as a percentage of our annualized base rent.
(4)	Represents tenant or guarantor.

We routinely sell properties that we conclude do not offer a return commensurate with the investment risk, contribute to unwanted geographic, industry or tenant concentration or that may be sold at a price we determine is attractive. The following table sets forth select information about our quarterly disposition activity since inception (dollars in thousands):

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Dispositions of leased properties
Proceeds(1)	$—	$14,885	$4,132	$7,823	$16,615	$14,630
Realized gain (loss), net(1)	$—	$878	$234	$1,178	$1,538	$3,003
Cash cap rate(2)	—	6.2%	6.5%	6.5%	6.1%	6.4%
Property count	—	11	3	6	9	8
Dispositions of vacant properties
Proceeds(1)	$628	$963	$926	$3,571	$3,578	$2,353
Realized gain (loss), net(1)	$(13)	$6	$60	$289	$436	$9
Property count(3)	2	4	4	8	5	4

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Total
Dispositions of leased properties
Proceeds(1)	$7,506	$13,316	$18,827	$19,307	$10,480	$127,521
Realized gain (loss), net(1)	$1,251	$2,447	$1,490	$375	$676	$13,070
Cash cap rate(2)	6.7%	7.1%	6.8%	6.9%	6.6%	6.6%
Property count	5	8	17	7	7	81
Dispositions of vacant properties
Proceeds(1)	$215	$463	$579	$235	$—	$13,511
Realized gain (loss), net(1)	$(19)	$(36)	$(35)	$(29)	—	668
Property count(3)	1	2	4	1	—	35

(1)	Net of transaction costs.
(2)	Annualized contractually specified cash base rent at time of sale divided by the gross sale price (excluding transaction costs) for the property.
(3)	Property count excludes dispositions where only a portion of the owned parcel was sold.

Our Target Market

We are an active investor in single-tenant, net leased real estate. Our target properties are generally freestanding, commercial real estate facilities where a middle-market tenant conducts activities that are essential to the generation of its sales and profits. We believe that this market is underserved from a capital perspective and offers attractive investment opportunities.

Within this market, we emphasize investment in properties leased to tenants engaged in a targeted set of service-oriented or experience-based businesses, such as restaurants (including quick service and casual and family dining), car washes, automotive services, medical services, convenience stores, entertainment, early childhood education, and health and fitness because we believe these businesses are generally more insulated from e-commerce pressure than many others. In addition, we believe that many of these businesses are favorably impacted by current macroeconomic trends that support consumer spending, such as generally declining unemployment and positive consumer sentiment.

We also focus on properties leased to middle-market companies, which we define as regional and national operators with between 10 and 250 locations and $20 million to $500 million in annual revenue, and we opportunistically invest in properties leased to smaller companies, which we define as regional operators with less than 10 locations and less than $20 million in annual revenue. Although it is not our primary investment focus, we will opportunistically consider investments leased to large companies. While most of our targeted tenants are not rated by a nationally recognized statistical rating organization, we primarily seek to invest in properties leased to companies that we determine have attractive credit characteristics and stable operating histories.

Despite the market’s size, the market for single-tenant, net leased real estate is highly fragmented. In particular, we believe that there is a limited number of participants addressing the long-term capital needs of unrated middle-market and small companies. We believe that many publicly traded REITs that invest in net leased properties concentrate their investment activity in properties leased to investment grade-rated tenants, which tend to be larger organizations, with the result that unrated, middle-market and small companies are relatively underserved and offer us an attractive investment opportunity.

Furthermore, we believe that there is strong demand for our net-lease solutions among middle-market and small owner-operators of commercial real estate, in part, due to the bank regulatory environment, which, since the turmoil in the housing and mortgage industries from 2007–2009, has generally been characterized by increased scrutiny and regulation. We believe that this environment has made commercial banks less responsive to the long-term capital needs of unrated middle-market and small companies, many of which have historically depended on commercial banks for their financing; accordingly, we see an attractive opportunity to address the capital needs of these companies by offering them an efficient alternative to financing their real estate with traditional mortgage or bank debt and their own equity.

Accordingly, while we believe our net-lease financing solutions may be attractive to a wide variety of companies, we believe our most attractive opportunity is owning properties net leased to bank finance-dependent, middle-market and small companies that are generally unrated and have less access to efficient sources of long-term capital than larger, rated companies.

Recent Developments

Completed Investments

During the quarter ended June 30, 2019, we completed 90 property acquisitions with an aggregate purchase price of $160.9 million (including transaction costs), invested an aggregate of $21.9 million in mortgage loans and loan commitments secured by three properties and funded $2.9 million of tenant improvements at existing properties for aggregate total investments in real estate of $185.7 million. In connection with these investments, we entered into leases and loan agreements with annualized base rent of $13.6 million. These acquisitions had a weighted average cash cap rate of 7.3%, a weighted average remaining lease term of 14.7 years and a weighted average base rent escalation of 1.5% per year. For the period from July 1, 2019 through July 8, 2019, we completed two property acquisitions with an aggregate purchase price of $4.1 million (including transaction costs). In connection with these acquisitions, we entered into leases with annualized base rent of $0.3 million. These acquisitions had a weighted average cash cap rate of 7.4%, a weighted average remaining lease term of 16.4 years and a weighted average base rent escalation of 1.5% per year. Cash cap rates represent annualized contractually specified cash base rent or interest, as applicable, for the first full month after the investment divided by the purchase price for the investment and averages are weighted by annualized base rent.

Completed Dispositions

During the quarter ended June 30, 2019, we completed 11 property dispositions with an aggregate sale price, net of transaction costs, of $26.8 million and a weighted average cash cap rate of 7.0% (annualized contractually specified cash base rent at time of sale divided by the gross sale price (excluding transaction costs) for the property). During the period July 1, 2019 through July 8, 2019, we did not complete any dispositions.

Funded and Unfunded Tenant Construction Reimbursement Obligations

During the quarter ended June 30, 2019, we provided $4.6 million to five of our tenants for construction costs that they incurred in connection with construction at five of our properties in exchange for contractually specified rent that generally increases proportionally with our funding. Our weighted average cash cap rate on these transactions was 7.9% (annualized contractually specified cash base rent for the first full month after the investment divided by the purchase price for the investment). During the period July 1, 2019 through July 8, 2019, we did not provide any tenant construction reimbursements and, as of July 8, 2019, we had aggregate unfunded tenant construction reimbursement obligations totaling $19.2 million with respect to seven of our properties.

Amendment to Revolving Credit Facility

On April 12, 2019, we amended and restated the credit agreement relating to our senior unsecured revolving credit facility to increase the maximum aggregate initial original principal amount of revolving loans available thereunder up to $400 million, and to permit the incurrence of an additional $200 million in term loans thereunder, which we borrowed in connection with our repurchase of $200 million of Class A Series 2016-1 ABS Notes, as described below. The revolving credit facility matures on April 12, 2023 and the five-year senior unsecured term loan matures on April 12, 2024. The loans under each of the revolving credit facility and the five-year senior unsecured term loan initially bear interest at an annual rate of applicable LIBOR plus the applicable margin (which applicable margin varies between the revolving credit facility and the five-year senior unsecured term loan). The applicable LIBOR will be the rate with a term equivalent to the interest period applicable to the relevant borrowing. The applicable margin will initially be a spread set according to a leverage-based pricing grid. At our election, on and after receipt of an investment grade corporate credit rating from Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Services, Inc. (“Moody’s”), the applicable margin will be a spread set according to our corporate credit ratings by S&P and/or Moody’s. The credit facility has an accordion feature to increase, subject to certain conditions, the maximum availability of the facility (either through increased revolving commitments or additional term loans) by up to $200 million. As of July 12, 2019, we had approximately $79.0 million outstanding under our revolving credit facility.

Our operating partnership is the borrower under the facility, and we and each of our subsidiaries that owns a direct or indirect interest in an eligible real property asset are guarantors under the facility. We are subject to financial covenants under the facility, including maintaining: a limitation on total consolidated leverage of not more than 60% of our total consolidated assets with a step up on two non-consecutive occasions to 65%, at our election, for two consecutive quarters each following a material acquisition; a consolidated fixed charge coverage ratio of at least 1.50x; a consolidated tangible net worth of at least 75% of our tangible net worth at the date of the amended facility plus 75% of future net equity proceeds; a consolidated secured leverage ratio of not more than 50% of our total consolidated assets; a secured recourse debt ratio of not more than 10% our total consolidated assets; an unencumbered leverage ratio of not more than 60% of our consolidated unencumbered assets with a step up on two non-consecutive occasions to 65%, at our election, for two consecutive quarters each following a material acquisition; and an unencumbered interest coverage ratio of at least 1.75x. Additionally, the facility restricts our ability to pay distributions to stockholders under certain circumstances. However, we may make distributions to the extent necessary to qualify or maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended. The facility contains certain covenants that, subject to exceptions, limit or restrict our incurrence of indebtedness and liens, disposition of assets, transactions with affiliates, mergers and fundamental changes, modification of organizational documents, changes to fiscal periods, making of investments, negative pledge clauses and lines of business and REIT qualification.

Declaration of Common Stock Dividend

On June 7, 2019, we declared a quarterly cash dividend of $0.22 per share of our common stock. The dividend is payable on July 15, 2019 to stockholders of record as of the close of business on June 28, 2019. Purchasers of shares of our common stock in this offering will not be entitled to receive this dividend with respect to such shares, as they were not stockholders of record on the record date.

Repurchase of $200 Million of Class A Series 2016-1 ABS Notes

On May 14, 2019, we repurchased $200 million of our Class A Series 2016-1 ABS Notes from an affiliate of Eldridge for approximately $201.4 million. We funded this repurchase by fully drawing on our $200 million five-year senior unsecured term loan and with cash on hand. On May 15, 2019, we entered into swap agreements that fixed LIBOR for purposes of the term loan for five years at a weighted average rate of 2.063%. Accordingly, after giving consideration to these swap agreements and based on our current leverage ratio, the current all-in interest rate on borrowings under the five-year senior unsecured term loan is 3.263%, which represents interest rate savings of 119 basis points on the repurchased Class A Series 2016-1 ABS Notes.

Our Tax Status

We intend to elect to qualify as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2018. We believe that our organization and operations will allow us to qualify as a REIT for federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains. See “Federal Income Tax Considerations” in the accompanying prospectus.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and seeking stockholder approval of any golden parachute payments not previously approved. We have chosen to take advantage of some of these exemptions.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of this extended transition period, and, as a result, we will comply with new or revised accounting standards on or prior to the relevant dates on which adoption of such standards is required for all public companies that are not emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) December 31, 2023, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

Corporate Information

Our principal executive offices are located at 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540. Our main telephone number is (609) 436-0619. Our internet website is http://www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement, the accompanying prospectus or the registration statement of which they are a part.

The Offering

Common stock offered by the selling stockholders	22,859,406 shares (plus up to an additional 3,428,910 shares of our common stock that the selling stockholders may sell upon the exercise in full of the underwriter’s option to purchase additional shares).

Common stock to be outstanding immediately after this offering	72,920,891 shares(1)

Common stock and OP Units to be outstanding immediately after this offering (excluding OP Units held directly or indirectly by us)	76,882,012 shares of our common stock and OP Units(2)(3)

Use of proceeds	We will not receive any proceeds from the sale of shares to be offered pursuant to this prospectus supplement.

Risk factors	Investing in shares of our common stock involves risks. You should carefully read and consider the information set forth under the caption “Risk Factors ” in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in shares of our common stock.

NYSE symbol	“EPRT”

(1)

Excludes (i) 3,961,121 shares of our common stock issuable upon exchange of 3,961,121 OP Units that will be outstanding immediately following this offering and (ii) 2,800,842 shares of our common stock that are available for issuance under our 2018 Incentive Award Plan, including up to 297,713 shares (119,085 at target) that may be issued pursuant to performance-based restricted share units based upon our achievement of relative total stockholder return objectives and our compensation committee’s evaluation of the recipients’ achievement of strategic objectives.

(2)

Excludes 2,800,842 shares of our common stock that are available for issuance under our 2018 Incentive Award Plan, including up to 297,713 shares (119,085 at target) that may be issued pursuant to performance-based restricted share units based upon our achievement of relative total stockholder return objectives and our compensation committee’s evaluation of the recipients’ achievement of strategic objectives.

(3)

OP Units are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, subject to adjustment in certain circumstances, beginning one year after the issuance of such units.

Summary Selected Consolidated Historical and Pro Forma Financial and Other Data

Set forth below is summary selected financial and other data presented on (i) a historical basis for our company and (ii) a pro forma basis for our company after giving effect to the adjustments described under the caption “Unaudited Pro Forma Consolidated Financial Statements,” including our May 14, 2019 repurchase of $200 million of our Class A Series 2016-1 ABS Notes with borrowings under our $200 million five-year senior unsecured term loan and cash on hand and the issuance of 15,095,431 shares of our common stock (which are being issued to, and subsequently sold by, EPRT Holdings, LLC in this offering) in exchange for a like number of OP Units being tendered for redemption by EPRT Holdings, LLC. Transactions prior to June 25, 2018 were undertaken by Essential Properties Realty Trust LLC, which became our operating partnership in connection with the completion of our IPO.

Our historical consolidated balance sheet data as of December 31, 2018 and 2017 and consolidated operating data for the years ended December 31, 2018 and 2017 and the period from March 30, 2016 (commencement of operations) to December 31, 2016 have been derived from our audited historical consolidated financial statements incorporated by reference in this prospectus supplement. Our historical consolidated balance sheet data as of March 31, 2019 and 2018 and consolidated operating data for the three months ended March 31, 2019 and 2018 have been derived from our unaudited historical consolidated financial statements incorporated by reference in this prospectus supplement. The historical consolidated financial data included below and incorporated by reference in this prospectus supplement are not necessarily indicative of our future performance.

Our unaudited summary selected pro forma consolidated financial and operating data as of March 31, 2019 and for the three months ended March 31, 2019 and for the year ended December 31, 2018 assume the completion of the adjustments described in the unaudited pro forma consolidated financial statements included in this prospectus supplement had occurred on the dates described under the caption “Unaudited Pro Forma Consolidated Financial Statements.” Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the period indicated, nor does it purport to represent our future financial position or results of operations.

You should read the following summary selected financial and other data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which are incorporated by reference in this prospectus supplement.

Operating Data:

	Three Months Ended March 31,			Year Ended December 31,
(In thousands, except share and per share data)	2019 (Pro forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro forma) (Unaudited)	2018 (Historical)	2017 (Historical)	Period from March 30, 2016 (Commencement of Operations) to December 31, 2016 (Historical)
Revenues:
Rental revenue(1)	$35,764	$30,774	$20,093	$139,043	$94,944	$53,373	$15,271
Interest income on direct financing lease receivables	601	326	70	2,406	656	293	161
Other revenue	7	7	4	623	623	783	88

Total revenues	36,372	31,107	20,167	142,072	96,223	54,449	15,520

Expenses:
Interest	6,514	7,089	8,276	30,744	30,192	22,574	987
General and administrative	4,188	4,188	3,356	13,762	13,762	8,775	4,321
Property expenses	1,247	1,247	347	1,980	1,980	1,547	533
Depreciation and amortization	10,396	9,120	6,468	44,380	31,352	19,516	5,428
Provision for impairment of real estate	555	1,440	1,849	3,465	4,503	2,377	1,298

Total expenses	22,900	23,084	20,296	94,331	81,789	54,789	12,567

Other operating income:
Gain on dispositions of real estate, net	—	676	1,232	—	5,445	6,748	871

Income from operations	13,472	8,699	1,103	47,741	19,879	6,408	3,824
Other income:
Interest	91	91	36	930	930	49	3

Income before income tax expense:	13,563	8,790	1,139	48,671	20,809	6,457	3,827
Income tax expense	67	67	30	195	195	161	77

Net income	13,496	8,723	1,109	48,476	20,614	6,296	3,750
Net income attributable to non-controlling interests	(756)	(2,594)	—	(2,504)	(5,001)	—	—

Net income attributable to stockholders and members	$12,740	$6,129	$1,109	$45,972	$15,613	$6,296	$3,750

Pro forma weighted average common shares outstanding – basic	72,183,233			72,183,233
Pro forma weighted average common shares outstanding – diluted	76,882,012			76,835,644
Pro forma basic earnings per share	$0.17			$0.63
Pro forma diluted earnings per share	$0.17			$0.63

(1)

Includes $0.3 million, $0.5 million, $1.1 million, $1.1 million and $0.4 million of contingent rent (based on a percentage of the tenant’s gross sales at the leased property) during the three months ended March 31, 2019 and 2018, the years ended December 31, 2018 and 2017 and the period from March 30, 2016 (commencement of operations) to December 31, 2016, respectively.

Balance Sheet Data (end of period):

	As of March 31,			As of December 31,
(In thousands)	2019 (Pro forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Historical)	2017 (Historical)
Total real estate investments, at cost	$1,655,044	$1,484,342	$985,548	$1,377,044	$932,174
Total real estate investments, net	1,596,089	1,424,112	954,238	1,325,189	907,349
Cash and cash equivalents	1,131	109,113	1,842	4,236	7,250
Total assets	1,662,842	1,580,530	986,593	1,380,900	942,220
Secured borrowings, net of deferred financing costs	307,708	504,727	510,138	506,116	511,646
Notes payable to related party	—	—	225,000	—	230,000
Revolving credit facility	81,500	—	—	34,000	—
Senior unsecured term loan, net of deferred financing costs	199,055	—	—	—	—
Intangible lease liabilities, net	9,923	10,074	12,425	11,616	12,321
Total liabilities	624,424	541,039	753,840	569,859	760,818
Total stockholders’/members’ equity	986,811	792,037	232,753	562,179	181,402
Non-controlling interests	51,607	247,454	—	248,862	—

Other Data:

	Three Months Ended March 31,			Year Ended December 31,			Three Months Ended September 30, 2018 (Historical) (Unaudited)	Period from March 30, 2016 (Commencement of Operations) to December 31, 2016 (Historical)
(In thousands)	2019 (Pro forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited	2018 (Pro forma) (Unaudited)	2018 (Historical)	2017 (Historical)
FFO(1)	$24,424	$18,584	$8,193	$96,304	$51,007	$21,438	$15,784	$9,605
AFFO(1)	$22,876	$17,929	$7,428	$88,412	$48,442	$20,337	$15,601	$8,579
EBITDA(2)	$30,407	$24,908	$15,847	$122,865	$81,423	$48,498	$22,404	$10,239
EBITDAre(2)	$30,962	$25,672	$16,464	$126,330	$80,481	$44,127	$21,719	$10,666

	As of March 31,			As of December 31,
($ in thousands)	2019 (Pro forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Historical)	2017 (Historical)	2016 (Historical)
Net debt(3)	$585,012	$399,132	$734,699	$532,881	$733,511	$268,512
Number of properties in investment portfolio	793	711	530	677	508	344
Occupancy at period end	100.0%	99.9%	99.1%	100.0%	98.8%	96.8%

(1)

Funds from operations, or FFO, and adjusted FFO, or AFFO, are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease-related intangibles, capitalized interest expense and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers, primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

The following table reconciles net income (which is the most comparable GAAP measure) to FFO and AFFO:

	Three Months Ended March 31,			Year Ended December 31,			Three Months Ended September 30, 2018 (Historical) (Unaudited	Period from March 30, 2016 (Commencement of Operations) to December 31, 2016 (Historical)
(In thousands)	2019 (Pro forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro forma) (Unaudited)	2018 (Historical)	2017 (Historical)
Net income	$13,496	$8,723	$1,109	$48,476	$20,614	$6,296	$7,707	$3,750
Depreciation and amortization of real estate	10,373	9,097	6,467	44,363	31,335	19,513	8,762	5,428
Provision for impairment of real estate	555	1,440	1,849	3,465	4,503	2,377	770	1,298
Gain on dispositions of real estate, net	—	(676)	(1,232)	—	(5,445)	(6,748)	(1,455)	(871)

Funds from Operations	24,424	18,584	8,193	96,304	51,007	21,438	15,784	9,605
Adjustments:
Straight-line rental revenue, net	(3,596)	(2,903)	(1,650)	(14,095)	(8,214)	(4,254)	(2,198)	(1,244)
Non-cash interest expense	549	816	576	3,143	2,798	1,884	817	101
Non-cash compensation expense	1,226	1,226	178	2,440	2,440	841	1,051	—
Other amortization and non-cash charges	273	231	176	563	579	670	193	127
Capitalized interest expense	—	(25)	(53)	—	(225)	(242)	(78)	(10)
Transaction costs	—	—	8	57	57	—	32	—
Adjusted Funds from Operations	$22,876	$17,929	$7,428	$88,412	$48,442	$20,337	$15,601	$8,579

(2)

EBITDA and EBITDAre are non-GAAP financial measures. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our leverage that includes our operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.

In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We believe that EBITDAre is useful to investors and analysts because it provides important supplemental information concerning our operating performance exclusive of certain non-cash and other costs.

EBITDA and EBITDAre are not measures of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

The following table reconciles net income (which is the most comparable GAAP measure) to EBITDA and EBITDAre:

	Three Months Ended March 31,			Year Ended December 31,			Three Months Ended September 30, 2018 (Historical) (Unaudited	Period from March 30, 2016 (Commencement of Operations) to December 31, 2016 (Historical)
(In thousands)	2019 (Pro forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro forma) (Unaudited)	2018 (Historical)	2017 (Historical)
Net income	$13,496	$8,723	$1,109	$48,476	$20,614	$6,296	$7,707	$3,750
Depreciation and amortization	10,396	9,120	6,468	44,380	31,352	19,516	8,763	5,428
Interest expense	6,539	7,089	8,276	30,744	30,192	22,574	6,563	987
Interest income	(91)	(91)	(36)	(930)	(930)	(49)	(655)	(3)
Income tax expense	67	67	30	195	195	161	26	77

EBITDA	30,407	24,908	15,847	122,865	81,423	48,498	22,404	10,239
Provision for impairment of real estate	555	1,440	1,849	3,465	4,503	2,377	770	1,298
Gain on disposition of real estate, net	—	(676)	(1,232)	—	(5,445)	(6,748)	(1,455)	(871)

EBITDAre	$30,962	$25,672	$16,464	$126,330	$80,481	$44,127	$21,719	$10,666

(3)

Net debt is a non-GAAP financial measure. Net debt to EBITDAre represents (i) our gross debt (defined as total debt plus deferred financing costs) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders as of the end of the period presented, divided by (ii) EBITDAre or, for periods of less than twelve months, annualized EBITDAre for the period presented. Our management believes that this ratio is useful because it provides investors with information regarding gross debt less cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using EBITDAre, which is described above.

The following table reconciles total debt (which is the most comparable GAAP measure) to net debt:

	As of March 31,			As of December 31,
(In thousands)	2019 (Pro forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Historical)	2017 (Historical)	2016 (Historical)
Secured borrowings, net of deferred financing costs	$307,708	$504,727	$510,138	$506,116	$511,646	$272,823
Notes payable to related party	—	—	225,000	—	230,000	—
Revolving credit facility	81,500	—	—	34,000	—	—
Senior unsecured term loan, net of deferred financing costs	199,055	—	—	—	—	—

Total debt	588,263	504,727	735,138	540,116	741,646	272,823
Deferred financing costs on secured borrowings, net	6,392	8,428	10,732	9,004	11,290	7,611

Gross debt	594,655	513,155	745,870	549,120	752,936	280,434
Cash and cash equivalents	(1,131)	(109,113)	(1,842)	(4,236)	(7,250)	(1,825)
Restricted cash deposits held for the benefit of lenders	(8,512)	(4,910)	(9,329)	(12,003)	(12,175)	(10,097)

Net debt	$585,012	$399, 132	$734,699	$532,881	$733,511	$268,512

Net debt to EBITDAre	4.7x

RISK FACTORS

Investing in shares of our common stock involves risks. Before you invest in shares of our common stock, you should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference. You should also carefully consider all of the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the risks discussed or incorporated by reference in this prospectus supplement or the accompanying prospectus were to occur, our business, financial condition, liquidity, results of operations and prospects, and our ability to service our debt and make distributions to our stockholders could be materially and adversely affected, the market price of shares of our common stock could decline significantly and you could lose all or part of your investment in our shares of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In particular, statements pertaining to our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, net leases of freestanding, single-tenant properties, contain forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately,” “plan,” and variations of such words, and similar words or phrases, that are predictions of future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements; accordingly, you should not rely on forward-looking statements as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and may not be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general business and economic conditions;

•	continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the CPI;

•

risks inherent in the real estate business, including tenant defaults or bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters;

•	the performance and financial condition of our tenants;

•	the availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

•	our ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

•	the degree and nature of our competition;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	our ability to access to debt and equity capital on attractive terms;

•	fluctuating interest rates;

•	availability of qualified personnel and our ability to retain our key management personnel;

•	changes in, or the failure or inability to comply with, applicable law or regulation;

•	our failure to qualify for taxation as a REIT;

•	changes in the United States (“U.S.”) tax law and other U.S. laws, whether or not specific to REITs; and

•	additional factors, including, but not limited to, those referred to under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

Because we operate in a highly competitive and rapidly changing environment, new risks emerge from time to time, and it is not possible for management to predict all such risks, nor can management assess the impact of all such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

USE OF PROCEEDS

All of the shares of our common stock being offered pursuant to this prospectus supplement are being offered by the selling stockholders. We will not receive any proceeds from the sale of shares offered pursuant to this prospectus supplement. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of shares of our common stock, and we will bear the remaining expenses as required by the registration rights agreement between us and the selling stockholders.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the transactions described below and do not reflect our historical financial position or results of operations as of March 31, 2019 and for the quarter then ended or for the year ended December 31, 2018. The unaudited pro forma consolidated financial statements (i) are based on available information and assumptions that we deem reasonable; (ii) are presented for informational purposes only; (iii) do not purport to represent our actual financial position or results of operations or cash flows had the transactions described below been completed on the dates specified; and (iv) do not purport to be indicative of our future results of operations or our financial position. Transactions prior to June 25, 2018 were undertaken by Essential Properties Realty Trust LLC, which became our operating partnership in connection with the completion of our IPO.

The unaudited pro forma consolidated financial statements should be read in conjunction with (i) the information in this prospectus supplement under the caption “Prospectus Summary—Summary Selected Consolidated Historical and Pro Forma Financial and Other Data” and (ii) our historical financial statements, including the notes thereto, and other financial information and analysis, including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in (A) our Annual Report on Form 10-K for the year ended December 31, 2018 and (B) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, each of which is incorporated by reference into this prospectus supplement. See “Information Incorporated by Reference.”

The unaudited pro forma consolidated financial statements give pro forma effect to our net investment activity and other adjustments described below and in the notes to the pro forma consolidated financial statements, including our May 14, 2019 repurchase of $200 million of our Class A Series 2016-1 ABS Notes with borrowings under our $200 million five-year senior unsecured term loan and cash on hand and the issuance of 15,095,431 shares of our common stock (which are being issued to, and subsequently sold by, EPRT Holdings, LLC in this offering) in exchange for a like number of OP Units being tendered for redemption by EPRT Holdings, LLC.

2018 Net Investment Activity

During 2018:

•	we completed 197 property and seven land parcel acquisitions with an aggregate purchase price of $503.6 million (including transaction costs), or our 2018 completed acquisitions;

•

we reimbursed eight of our tenants for an aggregate of $15.0 million in construction costs that they incurred in connection with construction projects at eight of our properties in exchange for contractually specified rent that generally increases proportionally with our funding, or our 2018 funded tenant construction reimbursement obligations;

•	we funded $3.2 million of a tenant loan commitment and invested $11.6 million in three mortgage loans receivable secured by 13 properties, or our 2018 completed loans; and

•	we completed 45 property dispositions with an aggregate sale price, net of transaction costs, of $60.4 million, or our 2018 completed dispositions.

We collectively refer to our 2018 completed acquisitions, our 2018 funded tenant construction reimbursement obligations, our 2018 completed loans and our 2018 completed dispositions as our 2018 net investment activity.

2019 Net Investment Activity

First Quarter 2019 Net Investment Activity

During the period from January 1, 2019 through March 31, 2019:

•	we completed 51 property acquisitions with an aggregate purchase price of $120.5 million (including transaction costs), or our first quarter 2019 completed acquisitions;

•

we reimbursed three of our tenants for an aggregate of $1.1 million in construction costs that they incurred in connection with construction at three of our properties in exchange for contractually specified rent that generally increases proportionally with our funding, or our first quarter 2019 funded tenant construction reimbursement obligations;

•	we funded $0.2 million of a tenant loan commitment, or our first quarter 2019 completed loan; and

•	we completed seven property dispositions with an aggregate sale price, net of transaction costs, of $10.5 million, or our first quarter 2019 completed dispositions.

Subsequent 2019 Net Investment Activity

During the period from April 1, 2019 through July 8, 2019:

•

we completed 90 property acquisitions with an aggregate purchase price of $165.0 million (including transaction costs) and funded $2.9 million of tenant improvements at existing properties, or our subsequent 2019 completed acquisitions and, together with our first quarter 2019 completed acquisitions, our 2019 completed acquisitions;

•

we reimbursed five of our tenants for an aggregate of $4.6 million in construction costs that they incurred in connection with construction at five of our properties in exchange for contractually specified rent that generally increases proportionally with our funding, or our subsequent 2019 funded tenant construction reimbursement obligations and, together with our first quarter 2019 funded tenant construction reimbursement obligations, our 2019 funded tenant construction reimbursement obligations;

•

we provided a $16.8 million mortgage loan secured by three properties and funded $5.1 million of a tenant loan commitment, or our subsequent 2019 completed loans and, together with our first quarter 2019 completed loan, our 2019 completed loans; and

•

we completed 11 property dispositions with an aggregate sale price, net of transaction costs, of $26.8 million, or our subsequent 2019 completed dispositions and, together with our first quarter 2019 completed dispositions, our 2019 completed dispositions.

As of July 8, 2019, we had an aggregate of $19.2 million of unfunded tenant construction reimbursement obligations with respect to seven of our properties, or our remaining tenant construction reimbursement obligations.

We collectively refer to our subsequent 2019 completed acquisitions, our subsequent 2019 funded tenant construction reimbursement obligations, our remaining tenant construction reimbursement obligations, our subsequent 2019 completed loan and our subsequent 2019 completed dispositions as our subsequent 2019 net investment activity. We collectively refer to our 2019 completed acquisitions, our 2019 funded tenant construction reimbursement obligations, our remaining tenant construction reimbursement obligations, our 2019 completed loans and our 2019 completed dispositions as our 2019 net investment activity.

The unaudited pro forma consolidated financial statements as of and for the three months ended March 31, 2019 and for the year ended December 31, 2018 are presented as if (i) our subsequent 2019 net investment activity and (ii) certain other adjustments had all occurred on March 31, 2019 for the unaudited pro forma consolidated balance sheet and (i) our 2018 net investment activity, (ii) our 2019 net investment activity and (iii) certain other adjustments had all occurred on January 1, 2018 for the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2019

(In thousands, except share and per share data)

	Actual	Subsequent 2019 Completed Acquisitions (A)		Subsequent 2019 Funded Tenant Construction Reimbursement Obligations and Remaining Tenant Construction Reimbursement Obligations (A)		Subsequent 2019 Completed Loans (A)		Subsequent 2019 Completed Dispositions (B)		Other Pro Forma Adjustments			Company Pro Forma
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$451,459		$65,774		$2,616	$			$(7,310)	$			$512,539
Building and improvements	956,497		98,256		23,545				(12,385)				1,065,913
Lease incentive	4,794												4,794
Construction in progress	2,460				(2,460)								—
Intangible lease assets	69,132		3,868						(1,202)				71,798

Total real estate investments, at cost	1,484,342		167,898		23,701				(20,897)				1,655,044
Less: accumulated depreciation and amortization	(60,230)								1,275				(58,955)

Total real estate investments, net	1,424,112		167,898		23,701				(19,622)				1,596,089
Loans and direct financing lease receivables, net	11,943						17,313						29,256
Real estate investments held for sale, net	3,765								(3,765)				—

Net investments	1,439,820		167,898		23,701		17,313		(23,387)				1,625,345
Cash and cash equivalents	109,113		(84,696)		(4,201)		(15,313)				(3,772)	(C)	1,131
Restricted cash	4,910		(23,202)						26,804				8,512
Straight-line rent receivable, net	16,615								(260)				16,355
Prepaid expenses and other assets, net	10,072										1,427	(C)	11,499

Total assets	$1,580,530		$60,000		$19,500		$2,000		$3,157		$(2,345)		$1,662,842

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$504,727	$		$		$		$			$(197,019)	(C)	$307,708
Senior unsecured term loan, net of deferred financing costs	—										199,055	(C)	199,055
Revolving credit facility	—		60,000		19,500		2,000						81,500
Intangible lease liabilities, net	10,074								(151)				9,923
Dividend payable	16,145												16,145
Accrued liabilities and other payables	10,093												10,093

Total liabilities	541,039		60,000		19,500		2,000		(151)		2,036		624,424

Commitments and contingencies	—												—
Stockholders’ equity:
Preferred stock, $0.01 par value; 150,000,000 shares authorized; none issued and outstanding as of March 31, 2019	—												—
Common stock, $0.01 par value; 500,000,000 shares authorized; 57,825,460 shares issued and outstanding as of March 31, 2019	571										151	(D)	722
Additional paid-in capital	805,139										196,516	(D)	1,001,655
Distributions in excess of cumulative earnings	(13,673)								2,488		(4,381)	(C)	(15,566)

Total stockholders’ equity	792,037		—		—		—		2,488		192,286		986,811
Non-controlling interests	247,454								820		(196,667)	(D)	51,607

Total equity	1,039,491		—		—		—		3,308		(4,381)		1,038,418

Total liabilities and equity	$1,580,530		$60,000		$19,500		$2,000		$3,157		$(2,345)		$1,662,842

ESSENTIAL PROPERTIES REALTY TRUST, INC. AND ESSENTIAL PROPERTIES REALTY TRUST, INC. PREDECESSOR

Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Income For the Three Months Ended March 31, 2019

(In thousands, except share and per share data)

	Actual (AA)	2019 Completed Acquisitions (DD)	2019 Funded Tenant Construction Reimbursement Obligations and Remaining Tenant Construction Reimbursement Obligations (DD)	2019 Completed Loans (DD)		2019 Completed Dispositions (EE)	Other Pro Forma Adjustments			Company Pro Forma
Revenues:
Rental revenue	$30,774	$4,991	$609	$		$(610)	$			$35,764
Interest income on loans and direct financing lease receivables	326				275					601
Other revenue	7									7

Total revenues	31,107	4,991	609		275	(610)		—		36,372

Expenses:
Interest	7,089							1,939	(FF)	6,514
								(2,514)	(GG)
General and administrative	4,188									4,188
Property expenses	1,247									1,247
Depreciation and amortization	9,120	1,398	191			(313)				10,396
Provision for impairment of real estate	1,440					(885)				555

Total expenses	23,084	1,398	191		—	(1,198)		(575)		22,900

Other operating income:
Gain on dispositions of real estate, net	676					(676)				—

Income from operations	8,699	3,593	418		275	(88)		575		13,472
Other income:
Interest	91									91

Income before income tax expense	8,790	3,593	418		275	(88)		575		13,563
Income tax expense	67									67

Net income	8,723	3,593	418		275	(88)		575		13,496
Net income attributable to non-controlling interests	(2,594)	(891)	(104)		(68)	22		2,879	(HH)	(756)

Net income attributable to stockholders	$6,129	$2,702	$314		$207	$(66)		$3,454		$12,740

Pro forma weighted average common shares outstanding – basic										72,183,233
Pro forma weighted average common shares outstanding – diluted										76,882,012
Pro forma basic earnings per share										$0.17	(II	)
Pro Forma diluted earnings per share										$0.17	(JJ	)

ESSENTIAL PROPERTIES REALTY TRUST, INC. AND ESSENTIAL PROPERTIES REALTY TRUST, INC. PREDECESSOR

Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Income For the Year Ended December 31, 2018

(In thousands, except share and per share data)

	Actual (AA)	2018 Completed Acquisitions (BB)	2018 Completed Dispositions (CC)	2019 Completed Acquisitions (DD)	2019 and 2018 Funded and Remaining Tenant Construction Reimbursement Obligations (DD)	2019 and 2018 Completed Loans (DD)		2019 Completed Dispositions (EE)	Other Pro Forma Adjustments			Company Pro Forma
Revenues:
Rental revenue	$94,944	$22,142	$(2,138)	$22,922	$3,828	$		$(2,655)	$			$139,043
Interest income on loans and direct financing lease receivables	656						1,750					2,406
Other revenue	623											623

Total revenues	96,223	22,142	(2,138)	22,922	3,828		1,750	(2,655)		—		142,072

Expenses:
Interest	30,192									10,607	(FF)	30,744
										(10,055)	(GG)
General and administrative	13,762											13,762
Property expenses	1,980											1,980
Depreciation and amortization	31,352	6,948	(826)	6,536	1,139			(769)				44,380
Provision for impairment of real estate	4,503							(1,038)				3,465

Total expenses	81,789	6,948	(826)	6,536	1,139		—	(1,807)		552		94,331

Other operating income:
Gain on dispositions of real estate, net	5,445		(5,445)									—

Income from operations	19,879	15,194	(6,757)	16,386	2,689		1,750	(848)		(552)		47,741
Other income:
Interest	930											930

Income before income tax expense	20,809	15,194	(6,757)	16,386	2,689		1,750	(848)		(552)		48,671
Income tax expense	195											195

Net income	20,614	15,194	(6,757)	16,386	2,689		1,750	(848)		(552)		48,476
Net income attributable to non-controlling interests	(5,001)	(3,768)	1,676	(4,064)	(667)		(434)	210		9,544	(HH)	(2,504)

Net income attributable to stockholders	$15,613	$11,426	$(5,081)	$12,322	$2,022		$1,316	$(638)		$8,992		$45,972

Pro forma weighted average common shares outstanding – basic												72,183,233
Pro forma weighted average common shares outstanding – diluted												76,835,644
Pro forma basic earnings per share												$0.63	(II	)
Pro Forma diluted earnings per share												$0.63	(JJ	)

1. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet as of March 31, 2019 are as follows:

(A)

During the period from April 1, 2019 through July 8, 2019, we completed 90 property acquisitions with an aggregate purchase price of $165.0 million (including transaction costs) and funded $2.9 million of tenant improvements at existing properties. In addition, during the period from April 1, 2019 through July 8, 2019, we reimbursed $4.6 million of our tenant construction reimbursement obligations, with an estimated aggregate remaining amount of tenant construction reimbursement obligations of $19.2 million as of July 8, 2019. During the same period, we also provided a $16.8 million mortgage loan secured by three properties, funded $5.1 million of a tenant loan commitment and received principal payments on existing loans of $4.6 million, and we had $1.0 million of remaining unfunded loan commitments as of July 8, 2019.

Our acquisitions will be accounted for as asset acquisitions because there was no substantive process acquired in any of the acquisitions and substantially all of the fair value of the individual acquisitions is concentrated in a single identifiable asset or group of similar identifiable assets. In addition, costs incurred for our tenant construction reimbursement obligations and tenant loan commitment that are directly related to properties under construction, which include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs and real estate taxes and insurance, are capitalized during the period of construction as construction in progress. Once major construction activity has ceased, the costs capitalized to construction in progress are transferred to land and improvements and buildings and improvements as part of the cost of the property.

The following table presents information about our subsequent 2019 completed acquisitions, including a preliminary purchase price allocation to the assets acquired and liabilities assumed, as well as an estimated allocation to land and improvements and buildings and improvements of the capitalized costs incurred or expected to be incurred prior to substantial completion of our subsequent 2019 funded tenant construction reimbursement obligations and remaining tenant construction reimbursement obligations (dollars in thousands):

	Subsequent 2019 Completed Acquisitions	Subsequent 2019 Funded Tenant Construction Reimbursement Obligations and Remaining Tenant Construction Reimbursement Obligations	Total
Number of properties	90	7	97
Allocation of purchase price:
Land and improvements	$65,774	$2,616	$68,390
Building and improvements	98,256	23,545	121,801
Construction in progress	—	(2,460)	(2,460)
Intangible lease assets	3,868	—	3,868

Assets acquired	167,898	23,701	191,599

Intangible lease liabilities	—	—	—

Liabilities assumed	—	—	—

Investment amount (including transaction costs)	$167,898	$23,701	$191,599

The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to the tangible assets based on the fair value of the tangible assets.

The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases based on the specific characteristics of each tenant’s lease, including leasing commissions, legal and other related expenses. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from six to 12 months.

The fair value of above- or below-market leases is recorded based on the net present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to the in-place lease and our estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining non-cancelable term of the lease, including any below-market fixed rate renewal options for below-market leases.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including real estate valuations prepared by independent valuation firms. We also consider other information and factors, including market conditions, the industry that the tenant operates in, characteristics of the real estate (i.e., location, size, demographics, value and comparative rental rates), tenant credit profile and the importance of the location of the real estate to the operations of the tenant’s business. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. We use the information obtained as a result of our pre-acquisition due diligence as part of our consideration of the accounting standard governing asset retirement obligations and, when necessary, will record an asset retirement obligation as part of the purchase price allocation.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations. The final purchase price allocation will be determined when we have completed our valuations and calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

(B)

During the period from April 1, 2019 through July 8, 2019, we completed 11 property dispositions with an aggregate sale price, net of transaction costs, of $26.8 million. This adjustment reflects removal of the historical carrying value (including accumulated depreciation and amortization) of our subsequent 2019 completed dispositions.

(C)

On April 12, 2019, we amended and restated the credit agreement relating to our revolving credit facility to increase the maximum aggregate initial original principal amount of revolving loans available thereunder up to $400 million and to permit the incurrence of an additional $200 million in term loans thereunder. On May 14, 2019, we repurchased $200 million of our Class A Series 2016-1 ABS Notes from an affiliate of Eldridge for approximately $201.4 million. We funded this repurchase by fully drawing on our $200 million five-year senior unsecured term loan and with cash on hand. On May 15, 2019, we entered into swap agreements that fixed LIBOR for purposes of the term loan for five years at a weighted average rate of 2.063%. Accordingly, after giving consideration to these swap agreements and based on our current leverage ratio, the current all-in interest rate on borrowings under the five-year senior unsecured term loan is 3.263%.

These adjustments reflect (i) the $200 million of borrowings under our five-year senior unsecured term loan, net of $0.9 million of deferred financing costs, (ii) the reduction in our secured borrowings, net of deferred financing costs, from our repurchase of $200 million of our Class A Series 2016-1 ABS Notes, net of $3.0 million of historical deferred financing costs associated with these notes, (iii) our loss on extinguishment of debt from our repurchase of these Class A Series 2016-1 ABS Notes of $4.4 million, which consists of the $1.4 million premium paid on the repurchase and the expensing of $3.0 million of deferred financing costs associated with these notes, and (iv) the incurrence of $1.4 million of deferred financing costs in connection with the amendment and restatement of our revolving credit facility, which are recorded as a component of prepaid expenses and other assets, net on our consolidated balance sheets.

(D)

These adjustments reflect the issuance of 15,095,431 shares of our common stock (which are being issued to, and subsequently sold by, EPRT Holdings, LLC in this offering) in exchange for a like number of OP Units being tendered for redemption by EPRT Holdings, LLC. The ownership of these OP Units by EPRT Holdings, LLC has been accounted for as a non-controlling interest in our historical consolidated financial statements. If the underwriter exercises its option to purchase up to an additional 3,428,910 shares of our common stock from the selling stockholders in full, we will issue an additional 3,407,274 shares of our common stock (which would be issued to, and subsequently sold by, the selling stockholders in this offering) in exchange for a like number of OP Units that would be tendered for redemption by the selling stockholders.

2. Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income

The adjustments to the unaudited pro forma consolidated statements of operations and comprehensive income for the three months ended March 31, 2019 and the year ended December 31, 2018 are as follows:

(AA)

Reflects our historical consolidated statement of operations for the three months ended March 31, 2019 and for the period from June 25, 2018 to December 31, 2018 and the historical consolidated statement of operations of our predecessor for the period from January 1, 2018 to June 24, 2018. Prior to the completion of our IPO in June 2018, our predecessor, Essential Properties Realty Trust LLC, converted from a Delaware limited liability company into a Delaware limited partnership, changed its name to Essential Properties, L.P. and entered into its limited partnership agreement pursuant to which, among other things, our wholly owned subsidiary, Essential Properties OP G.P., LLC, became Essential Properties, L.P.’s sole general partner. As a result, our predecessor’s assets and liabilities are reflected at their historical cost basis.

(BB)

During 2018, we completed 197 property and seven land parcel acquisitions with an aggregate purchase price of $503.6 million (including transaction costs). This adjustment reflects the aggregate rental revenue from our 2018 completed acquisitions for the period prior to acquisition based on contractually specified cash base rent under leases for these properties in effect on the date of acquisition recorded on a straight-line basis, assuming completion of the acquisition had occurred on January 1, 2018. We amortize acquired above- and below-market leases as a decrease or increase to rental revenue, respectively, over the lives of the respective leases. This adjustment also reflects aggregate depreciation and amortization expense for the period prior to acquisition, which has been calculated on a straight-line basis based on the estimated useful lives of up to 40 years for buildings and 15 years for site improvements and, with respect to acquired in-place leases, the remaining terms of the respective leases.

(CC)

During 2018, we completed 45 property dispositions with an aggregate sale price, net of transaction costs, of $60.4 million. This adjustment reflects removal of aggregate rental revenue and depreciation and amortization expense from our 2018 completed dispositions for the period prior to disposition, assuming the disposition had occurred on January 1, 2018. Additionally, this adjustment reflects the removal of $5.4 million of gain on dispositions of real estate, net from our 2018 completed dispositions during the year ended December 31, 2018.

(DD)

Reflects aggregate rental revenue from our 2019 completed acquisitions, our 2018 funded and remaining tenant construction reimbursement obligations and completed loans and our 2019 funded and remaining tenant construction reimbursement obligations and completed loans for the period prior to acquisition or completion of funding based on contractually specified cash base rent for these properties or loan terms in effect on the date of acquisition or completion of funding, respectively, recorded on a straight-line basis, assuming completion of the acquisition or funding had occurred on January 1, 2018. We amortize acquired above- and below-market leases as a decrease or increase, respectively, to rental revenue over the lives of the respective leases.

During the period from January 1, 2019 through July 8, 2019, we completed 141 property acquisitions with an aggregate purchase price of $285.5 million (including transaction costs) and funded $2.9 million of tenant improvements at existing properties. In addition, we reimbursed $5.7 million of our tenant construction reimbursement obligations during the period from January 1, 2019 through July 8, 2019, with an estimated aggregate remaining amount of tenant construction reimbursement obligations of $19.2 million as of July 8, 2019. During the same period, we provided a $16.8 million mortgage loan and funded $5.3 million of tenant loan commitments and had $1.0 million of remaining unfunded loan commitments as of July 8, 2019.

This adjustment also reflects aggregate depreciation and amortization expense for the period prior to acquisition or completion of funding, which has been calculated on a straight-line basis based on the estimated useful lives of up to 40 years for buildings and 15 years for site improvements and, with respect to acquired in-place leases, the remaining terms of the respective leases.

(EE)

Reflects the removal of aggregate rental revenue and depreciation and amortization expense from our 2019 completed dispositions for the period prior to disposition, assuming the disposition had occurred on January 1, 2018. During the period from January 1, 2019 through July 8, 2019, we completed 18 property dispositions with an aggregate sale price, net of disposition costs, of $37.3 million.

(FF)

Reflects an increase in interest expense of $1.9 million for the three months ended March 31, 2019 and $10.6 million for the year ended December 31, 2018 related to interest expense on $81.5 million (on a pro forma basis) of borrowings under our revolving credit facility and $200.0 million of borrowings on our term loan facility and the amortization of deferred financing costs associated with both.

(GG)

Reflects a decrease in interest expense of $2.5 million for the three months ended March 31, 2019 and $10.1 million for the year ended December 31, 2018 related to our repurchase of $200 million of our Class A Series 2016-1 ABS Notes in May 2019 using proceeds from borrowings under our five-year senior unsecured term loan and cash on hand.

(HH)

Reflects the elimination of net income attributable to non-controlling interests caused by the issuance of 15,095,431 shares of our common stock (which are being issued to, and subsequently sold by, EPRT Holdings, LLC in this offering) in exchange for a like number of OP Units being tendered for redemption by EPRT Holdings, LLC. The ownership of these OP Units by EPRT Holdings, LLC has been accounted for as a non-controlling interest in our historical consolidated financial statements. If the underwriter exercises its option to purchase up to an additional 3,428,910 shares of our common stock from the selling stockholders in full, we will issue an additional 3,407,274 shares of our common stock (which would be issued to, and subsequently sold by, the selling stockholders in this offering) in exchange for a like number of OP Units that would be tendered for redemption by the selling stockholders.

(II)

Pro forma basic earnings per share is calculated by dividing pro forma consolidated net income attributable to our stockholders by the sum of (i) the number of shares of our common stock (including unvested restricted common stock awards) outstanding as of March 31, 2019 or December 31, 2018 and (ii) the number of shares of common stock issued in exchange for OP Units prior to consummation of this offering.

(JJ)

Pro forma diluted earnings per share is calculated by dividing pro forma consolidated net income by the sum of (i) the number of shares of common stock (including unvested restricted common stock awards) outstanding as of March 31, 2019 or December 31, 2018, (ii) the number of shares of common stock issued in exchange for OP Units prior to the consummation of this offering, (iii) unvested restricted share units issuable as of March 31, 2019 or December 31, 2018 and (iv) the number of OP Units outstanding following the consummation of this offering.

SELLING STOCKHOLDERS

The following table sets forth the number of shares the selling stockholders are offering for sale in this offering and the selling stockholders’ beneficial ownership of our common stock before and after this offering. Beneficial ownership is determined in accordance with the rules of the SEC and includes the power to vote or direct the voting of securities, or to dispose or direct the disposition thereof or the right to acquire such powers within 60 days. Our calculation of the percentage of beneficial ownership prior to this offering is based on 57,825,460 shares of common stock outstanding as of March 31, 2019, our calculation of the percentage of beneficial ownership after this offering without exercise of the Underwriter’s option is based on 57,825,460 shares of common stock outstanding as of March 31, 2019 and 15,095,431 shares of common stock issuable upon the exchange of a like number of outstanding OP Units and our calculation of the percentage of beneficial ownership after this offering and full exercise of the Underwriter’s option is based on 57,825,460 shares of common stock outstanding as of March 31, 2019 and 18,502,705 shares of common stock issuable upon the exchange of a like number of outstanding OP Units.

	Beneficial Ownership Prior to this Offering				Shares of Common Stock Being Offered		Shares of Common Stock Subject to Underwriter’s Option(4)	Beneficial Ownership After this Offering
	Number of Shares		Percent of All Shares					Without Exercise of Option		With Full Exercise of Option
Name of Selling Stockholder								Number of Shares	Percent of All Shares	Number of Shares	Percent of All Shares
EPRT Holdings, LLC(1)	17,913,592	(2)	23.65	%(2)	15,095,431	(3)	2,264,314	2,818,161	3.72%	553,847	0.72%
Security Benefit Life Insurance Company(5)	8,928,571	(6)	15.14	%(6)	7,763,975		1,164,596	1,164,596	1.57%	0	0.00%

(1)

Consists of 17,913,592 OP Units beneficially owned by EPRT Holdings, LLC. As of March 31, 2019, certain members of management and other continuing investors own a 1.6% interest in EPRT Holdings, LLC and Eldridge indirectly owns a 98.4% interest in EPRT Holdings, LLC. EPRT Holdings, LLC is indirectly controlled by Eldridge. Todd L. Boehly, the indirect controlling member of Eldridge, may be deemed to have voting and dispositive power with respect to the OP Units beneficially owned by EPRT Holdings, LLC. The address of Eldridge is 600 Steamboat Road, Greenwich, CT 06830. We have been advised by EPRT Holdings, LLC that, prior to completion of this offering, it expects to distribute to all or a portion of the members of management and other continuing investors who own a 1.6% interest in EPRT Holdings, LLC their pro rata portion of the OP Units. Accordingly, we expect that, immediately prior to completion of this offering, Eldridge’s interest in EPRT Holdings, LLC may increase to as high as 100%.

(2)	Includes 17,913,592 shares of our common stock beneficially owned by EPRT Holdings, LLC issuable upon the exchange of 17,913,592 outstanding OP Units held by EPRT Holdings, LLC.
(3)

Prior to the consummation of this offering we will issue to EPRT Holdings, LLC an aggregate of 15,095,431 shares of our common stock in exchange for an equivalent number of outstanding OP Units that will be tendered for redemption, all of which will be sold by such selling stockholder in this offering.

(4)

If the underwriter exercises its option to purchase up to an additional 3,428,910 shares of common stock from the selling stockholders in full, we will issue to the selling stockholders an additional 3,407,274 shares of our common stock in exchange for a like number of OP Units that will be tendered for redemption by the selling stockholders, all of which would be sold by such selling stockholder pursuant to the underwriter’s option to purchase additional shares.

(5)

Consists of 7,785,611 shares of our common stock beneficially owned by Eldridge and 1,142,960 OP Units beneficially owned by Eldridge. Todd L. Boehly, the indirect controlling member of Eldridge, may be deemed to have voting and dispositive power with respect to the shares and OP Units beneficially owned directly and indirectly by Eldridge. The address of Eldridge is 600 Steamboat Road, Greenwich, CT 06830.

(6)	Includes 1,142,960 shares of our common stock beneficially owned by Eldridge issuable upon the exchange of 1,142,960 outstanding OP Units held by Eldridge.

We have agreed to indemnify the selling stockholders and certain related parties in this offering pursuant to the registration rights agreement between us and the selling stockholders against any and all losses, claims, damages or liabilities arising out of or based upon any untrue statement or omission of material fact in this prospectus supplement or the accompanying prospectus, unless such liability arose out of or is based on a misstatement or omission by a selling stockholder. Each selling stockholder, severally and not jointly, has agreed to indemnify us against all losses caused by its misstatements or omissions up to the amount of net proceeds received by such selling stockholder in this offering.

UNDERWRITING

Our company, our operating partnership, the selling stockholders and Citigroup Global Markets Inc. (“Citigroup”) have entered into an underwriting agreement with respect to the 22,859,406 shares of common stock being offered by the selling stockholders hereby. Subject to the terms and conditions set forth in such underwriting agreement, the selling stockholders have agreed, severally and not jointly, to sell to Citigroup, and Citigroup has agreed to purchase from the selling stockholders, these shares of common stock.

Citigroup is committed to take and pay for all of the shares of common stock being offered, if any are taken, other than the shares of common stock covered by the option described below unless and until this option is exercised.

Option to Purchase Additional Shares

The selling stockholders have granted Citigroup an option to buy up to an aggregate of 3,428,910 additional shares of common stock from the selling stockholders. Citigroup may exercise the option for 30 days from the date of this prospectus supplement.

Underwriting Discounts and Commissions

The following table shows the per share and total underwriting discounts and commissions to be paid to Citigroup by the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of Citigroup’s option to purchase up to 3,428,910 additional shares of common stock.

Paid by the Selling Stockholders	No Exercise	Full Exercise
Per Share	$0.1975	$0.1975
Total	$4,514,733	$5,191,942

Shares of common stock sold by Citigroup to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of common stock sold by Citigroup to securities dealers may be sold at a discount of up to $0.1185 per share from the public offering price. After the initial offering of the shares of common stock, Citigroup may change the offering price and the other selling terms. The offering of the shares of common stock by Citigroup is subject to receipt and acceptance and subject to Citigroup’s right to reject any order in whole or in part.

We estimate that the total expenses of the offering (excluding underwriting discounts and commissions, which are payable by the selling stockholders), payable by us will be approximately $1 million. We have also agreed to reimburse Citigroup for certain of its expenses in an amount up to $5,000.

Lock-Up Agreements

We, our officers and our directors, and the selling stockholders have agreed with Citigroup, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or hedge any of their common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (including OP units), whether now owned or hereinafter acquired, owned directly by our company or these other persons (including holding as a custodian) or with respect to which our company or such other persons has beneficial ownership within the rules and regulations of the SEC during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to the following, subject to certain limitations and conditions:

•	the shares of common stock sold in this offering to Citigroup;

•	any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (including OP units) issued or granted pursuant to our Equity Incentive Plan;

•

any shares of common stock issued upon the conversion, exchange or exercise of securities convertible into or exercisable or exchangeable for shares of common stock outstanding as of the date of this prospectus supplement;

•

any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (including OP units), in the aggregate not to exceed 15% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of common stock (including OP units)), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions;

•	the filing of any registration statement pursuant to our registration obligations to third party investors that agreed to acquire shares of common stock in the formation transactions;

•

the filing of a prospectus supplement relating to any “at-the-market” common equity offering program that we may choose to establish and sales thereunder, provided such filing or sales do not take place on or before the date that is 30 days after the date of this prospectus supplement;

•	the filing of any registration statement relating to a dividend reinvestment plan; and

•	the filing of a registration statement relating to the Equity Incentive Plan.

In addition, the restrictions above with respect to officers, directors and Eldridge do not apply to a transfer by our officers, directors or Eldridge that, subject to certain limitations and conditions:

•	is in connection with certain change of control transactions;

•	is a bona fide gift or gifts;

•	is to a trust for the direct or indirect benefit of such persons or the immediate family of such persons;

•

if the transferor is an entity, is to (i) a partner, member, stockholder or holder of another equity interest, as the case may be, of the transferor, or (ii) the transferor’s subsidiaries, affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the transferor;

•

is a disposition to our company solely to satisfy tax withholding obligations in connection with equity awards that were granted pursuant to equity incentive plans that are outstanding as of the date of this prospectus supplement;

•	involves shares of common stock acquired in open market or privately negotiated purchases after the completion of this offering;

•

involves the establishment of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act; provided that no sales or other dispositions may occur under such plans until the expiration of the 60 day lock-up period;

•

if the transferor is an entity, involves the pledge, hypothecation or other granting of a security interest in common stock or securities convertible into or exchangeable for common stock (including OP units) to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such common stock or such securities;

•

involves an index or basket of securities in which shares of common stock comprise less than two percent of the total value of such index or basket; provided that any such transaction may not involve shares owned directly by the transferor (including holding as a custodian) or with respect to which the transferor has beneficial ownership within the rules and regulations of the SEC as of the closing of the public offering; and

•	with the prior written consent of Citigroup.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “EPRT.”

Price Stabilization and Short Positions

In connection with the offering, Citigroup may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Citigroup of a greater number of shares of common stock than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares of common stock for which Citigroup’s option to purchase additional common stock described above may be exercised. Citigroup may cover any covered short position by either exercising its option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to cover the covered short position, Citigroup will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase additional shares of common stock pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares of common stock for which the option to purchase additional common stock described above may be exercised. Citigroup must cover any such naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if Citigroup is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by Citigroup in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by Citigroup for its own account, may have the effect of preventing or retarding a decline in the market price of our common stock and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Citigroup is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

Indemnification

We and the selling stockholders have agreed to indemnify Citigroup against certain liabilities, including liabilities under the Securities Act.

Electronic Distribution

In connection with this offering, Citigroup may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as email. Citigroup may facilitate internet distribution for this offering to certain of its internet subscription customers. In addition, Citigroup may allocate shares for sale to its respective online brokerage customers. An electronic prospectus supplement and the accompanying prospectus may be made available on the website maintained by Citigroup. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any such website is not part of, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

Other Relationships

Citigroup and its affiliates comprise a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Citigroup and its affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which it received or will receive customary fees and expenses.

In the ordinary course of its business activities, Citigroup and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. Citigroup and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement and the accompanying prospectus or any other material relating to us or the shares, where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. Citigroup may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Canada

The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), Citigroup is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no offer of the common stock which is the subject of the offering has been, or will be, made to the public in the United Kingdom, other than under the following exemptions under the Financial Services and Markets Act 2000 as amended (“FSMA”):

(a)	to any legal entity which is a qualified investor as defined in the FSMA;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the FSMA), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86(1) of the FSMA,

provided that no such offer of the common stock referred to in (a) through (c) above shall result in a requirement for us or Citigroup to publish a prospectus pursuant to Section 85(1) of the FSMA.

For the purposes of this provision, the expression an “offer of the common stock to the public” in relation to any common stock means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as fully defined in Section 102B of the FSMA.

Each person located in the United Kingdom to whom any offer of common stock is made or who receives any communication in respect of any offer of common stock, or who initially acquires any common stock, will be deemed to have represented, warranted, acknowledged and agreed to and with Citigroup and us that (1) it is a “qualified investor” within the meaning of Section 86 of the FSMA; and (2) in the case of any common stock acquired by it as a financial intermediary as that term is used Part VI of the FSMA, the common stock acquired by it in the offer has not been acquired on behalf of, nor has it been acquired with a view to its offer or resale to, persons other than qualified investors, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where common stock has been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of that common stock to it is not treated under the FSMA as having been made to such persons.

We, Citigroup, our affiliates and the affiliates of Citigroup will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the FSMA and each of them has been prepared on the basis that any offer of common stock in the United Kingdom will be made pursuant to an exemption under the FSMA from the requirement to publish a prospectus for offers of common stock. Accordingly any person making or intending to make an offer in the United Kingdom of common stock which is the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or Citigroup to publish a prospectus pursuant to Section 85(1) of the FSMA in relation to such offer. Neither we nor Citigroup has authorized, nor do we or it authorize, the making of any offer of common stock in circumstances in which an obligation arises for us or Citigroup to publish a prospectus for such offer.

No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by Citigroup in connection with the sale of the common stock may be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with respect to anything done or to be done by Citigroup in relation to any common stock in, from or otherwise involving the United Kingdom.

In addition, this prospectus supplement and the accompanying prospectus are being distributed only to and are directed only at persons (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended

(the “Order”) and/or (ii) who are high net worth companies or other persons falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.

France

None of this prospectus supplement, the accompanying prospectus or any other offer material relating to the shares of common stock has been prepared in the context of a public offer of shares of common stock in the French Republic within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the Autorité des Marchés Financiers (“AMF”) and has therefore not been and will not be submitted to the clearance procedures of the AMF for prior approval or otherwise or notified to the AMF after clearance of the competent authority of a Member State of the European Economic Area.

The shares of common stock have not been offered, sold or otherwise transferred and will not be offered, sold or otherwise transferred, directly or indirectly, to the public in the French Republic. None of this prospectus supplement, the accompanying prospectus or any other offer material relating to the shares of common stock has been or will be (A) released, issued, distributed or caused to be released, issues or distributed to the public in the French Republic or (B) used in connection with any offer for subscription or sale of the shares of common stock in the French Republic.

Any offers, sales or other transfers of the shares of common stock in the French Republic may only be made in accordance with Article L.411-2 of the French Monetary and Financial Code and only (A) to investment services providers authorised to engage in portfolio management on a discretionary basis on behalf of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or to “qualified investors” (“Investisseurs Qualifiés”) and/or to a restricted group of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2 D. 411-1, D. 411-2, D. 734-1, D. 744- 1, D. 754-1 and D. 764-1 of the French Monetary and Financial Code or (B) in a transaction that, in accordance with Article L.411-2-I-1 or -2 or -3 of the French Monetary and Financial Code and Article 211-2 of the General Regulations of the AMF does not constitute a public offer (offre au public), and is in compliance with Articles L.341-1 to L.341-17 of the French Monetary and Financial Code.

Pursuant to Article 211-3 of the General Regulations of AMF, the shares of common stock may only be resold, directly or indirectly, to the public in the French Republic in accordance with applicable laws relating to public offerings (which are in particular embodied in Article L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code).

Netherlands

The prospectus supplement and the accompanying prospectus are not addressed to or intended for and the shares of common stock described in the prospectus supplement and the accompanying prospectus are not and will not be, directly or indirectly, offered, sold, transferred or delivered to any individual or legal entity in the Netherlands except to individuals or entities that are qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht, Wft). As a consequence no approved prospectus has to be published in the Netherlands pursuant to Article 3 of the European Directive 2003/71/EC as amended (including by Directive 2010/73/EU) and implemented in Netherlands law.

Switzerland

The shares of common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other exchange or regulated trading facility in Switzerland, or a simplified prospectus or a prospectus as such term is defined in the Swiss Collective Investment Schemes Act of 23 June 2006, as amended (“CISA”), and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the offering, us or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. The shares of common stock and this prospectus supplement and the accompanying prospectus are not subject to the supervision by any Swiss regulatory authority, e.g. the Swiss Financial Market Supervisory Authority FINMA, and investors in the shares of common stock will not benefit from protection or supervision by such authority.

The offering or distribution of the shares of common stock in Switzerland and/or to Swiss investors will be exclusively made to, and directed at (i) regulated financial intermediaries within the meaning of Article 10 para. 3 letter a CISA and (ii) to regulated insurance institutions within the meaning of Article 10 para. 3 letter b CISA ((i) and (ii) together, the “Regulated Qualified Investors”). We have not been and will not be registered with the Swiss Financial Market Supervisory Authority FINMA and has not appointed a Swiss representative and a Swiss paying agent pursuant to the CISA. This prospectus supplement, the accompanying prospectus, we and the shares of common stock, as well as any information and documents in connection therewith, may not be distributed or made available in Switzerland and/or to Swiss investors, except to Regulated Qualified Investors exclusively.

Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document, other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

The shares of common stock which are the subject of this prospectus supplement and the accompanying prospectus do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (MAS) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (SFA) and this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock will not be circulated or distributed, nor will the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares of common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The shares of common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1- 28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the shares of common stock offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares of common stock. If you do not understand the contents of this document, you should consult an authorized financial adviser.

LEGAL MATTERS

Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of our common stock sold in this offering and certain other matters under Maryland law. Latham & Watkins LLP, New York, New York, is counsel for the underwriter in connection with this offering. Akin Gump Strauss Hauer & Feld LLP, New York, New York, is counsel for the selling stockholders in connection with this offering.

EXPERTS

The consolidated financial statements of Essential Properties Realty Trust, Inc. appearing in Essential Properties Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus supplement, and information filed separately with the SEC subsequent to this prospectus supplement and prior to the termination of the particular offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement except for any documents or portions thereof deemed to be “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019;

•

our Current Reports on Form 8-K, filed with the SEC on February 27, 2019 (excluding Item 2.02, 7.01 and the related Exhibits 99.1 and 99.2), March  8, 2019, March  18, 2019 (excluding Item 7.01 and the related Exhibit 99.1), April  18, 2019 (excluding Item 7.01 and the related Exhibit 99.1), May  1, 2019, May  20, 2019 (excluding Item 7.01 and the related Exhibit 99.1) and June 7, 2019; and

•

the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on June 15, 2018, including any amendments or reports filed with the SEC for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of the offering covered hereby shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. References in this prospectus supplement to documents incorporated by reference shall also include documents deemed to be incorporated by reference.

Information that is “furnished” to the SEC shall not be deemed incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is part.

Any statement made in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus supplement. You should direct requests for these documents to: Essential Properties Realty Trust, Inc., 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540, Attention: Secretary (telephone (609) 436-0619).

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement, the accompanying prospectus or the registration statement of which they are a part.

PROSPECTUS

Common Stock

Preferred Stock

Essential Properties Realty Trust, Inc. may, from time to time, offer and sell, in one or more offerings, shares of its common stock, $0.01 par value per share and shares of its preferred stock, $0.01 par value per share. Additionally, selling security holders may, from time to time, offer and sell, in one or more offerings, shares of our common stock.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of any offering. You should read this prospectus and any applicable accompanying prospectus supplement, including the documents incorporated by reference, carefully before you make your investment decision.

We or our selling security holders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders from time to time. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. Unless otherwise set forth in the applicable prospectus supplement, if a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such offered securities.

Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “EPRT.” On June 28, 2019, the last reported sales price of our common stock on the NYSE was $20.04 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risk. You should carefully read and consider the risk factors included in the periodic reports and other information that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus and the prospectus supplement relating to a specific offering of securities. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2019

We have not authorized any person to give any information or to make any representations in connection with this prospectus other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is correct as of any date other than the date of the document in which it is contained or such other dates as may be specified in such document, even though this prospectus and such prospectus supplement are delivered or securities are sold pursuant to the prospectus and such prospectus supplement at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus and an accompanying prospectus supplement in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of the securities from time to time.

This prospectus provides you with a general description of the securities that may be offered by us and/or our selling security holders. Each time we or any selling security holder sells securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement and any other offering materials may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 that we have filed with the SEC, of which this prospectus is a part, including its exhibits.

You should read this prospectus and any prospectus supplement together with any additional information and any other offering materials (including any free writing prospectus) prepared by us or on our behalf, and you should rely only on the information contained or incorporated by reference in such documents. We have not authorized anyone to provide you with different information. You should also read and carefully consider the information in the documents we have referred you to under “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus or any related prospectus supplement may add, update or change information contained in this prospectus or such prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus or any such prospectus supplement will supersede the information in this prospectus or such prospectus supplement.

We may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” below for more information. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Unless the context otherwise requires, the words “we,” “our,” “us” and “our company” refer to Essential Properties Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including its operating partnership, and “operating partnership” refers to Essential Properties, L.P., a Delaware limited partnership, through which we hold substantially all of our assets and conduct our operations.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information filed separately with the SEC on or after the date of this prospectus and prior to the termination of a particular offering referred to in a prospectus supplement will automatically be deemed to update and supersede this information. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any documents or portions thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019;

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our Current Reports on Form 8-K, filed with the SEC on February 27, 2019 (excluding Item 2.02, 7.01 and the related Exhibit 99.1), March  8, 2019, March  18, 2019 (excluding Item 7.01 and the related Exhibit 99.1), April  18, 2019 (excluding Item 7.01 and the related Exhibit 99.1), May  1, 2019, May  20, 2019 (excluding Item 7.01 and the related Exhibit 99.1) and June 7, 2019; and

•

the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on June 15, 2018, including any amendments or reports filed with the SEC for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus but prior to the termination of the applicable offering covered by this prospectus and any accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents. References in this prospectus to documents incorporated by reference shall also include documents deemed to be incorporated by reference.

Information that is “furnished” to the SEC shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is part.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus. You should direct requests for these documents to: Essential Properties Realty Trust, Inc., 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540, Attention: Secretary (telephone (609) 436-0619).

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it a part of this prospectus or the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, and any prospectus supplement, do not contain all of the information in the registration statement and the exhibits to such registration statement. For further information with respect to us, selling security holders and our securities, we refer you to the registration statement and to the exhibits to such registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports and other information with the SEC. These periodic reports and other information are available through the SEC’s web site at www.sec.gov. They are also available through our web site at www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it a part of this prospectus or the registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In particular, statements pertaining to our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, net leases of freestanding, single-tenant properties, contain forward-looking statements. When used in this prospectus or the documents incorporated by reference in this prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately,” “plan,” and variations of such words, and similar words or phrases, that are predictions of future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements; accordingly, you should not rely on forward-looking statements as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and may not be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general business and economic conditions;

•	continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the consumer price index;

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risks inherent in the real estate business, including tenant defaults, or bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters;

•	the performance and financial condition of our tenants;

•	the availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

•	our ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

•	the degree and nature of our competition;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	our ability to access to debt and equity capital on attractive terms;

•	fluctuating interest rates;

•	availability of qualified personnel and our ability to retain our key management personnel;

•	changes in, or the failure or inability to comply with, applicable law or regulation;

•	our failure to qualify for taxation as a real estate investment trust (“REIT”);

•	changes in the United States (“U.S.”) tax law and other U.S. laws, whether or not specific to REITs; and

•

additional factors, including but not limited to, those referred to under the caption “Risk Factors” in this prospectus and the factors described in our most recent Annual Report on Form 10-K, including in “Part I—Item 1A. Risk Factors,” as well as other risk factors identified in our other reports filed from time to time with the SEC and incorporated by reference herein and in any prospectus supplement.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

Because we operate in a highly competitive and rapidly changing environment, new risks emerge from time to time, and it is not possible for management to predict all such risks, nor can management assess the impact of all such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

We are an internally managed real estate company that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to middle-market companies operating service-oriented or experience-based businesses. We have assembled a diversified portfolio using an investment strategy that focuses on properties leased to tenants in businesses such as restaurants (including quick service and casual and family dining), car washes, automotive services, medical services, convenience stores, entertainment, early childhood education and health and fitness. We believe that properties leased to tenants in these businesses are essential to the generation of the tenants’ sales and profits and that these businesses exhibit favorable growth potential and are generally more insulated from e-commerce pressure than many others. Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of commercially desirable properties.

Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through subsidiaries. Essential Properties OP G.P., LLC, one of our wholly-owned subsidiaries, is the sole general partner of our operating partnership. As of March 31, 2019, we held a 75.2% limited partnership interest in our operating partnership. As of such date, Eldridge Industries, LLC (together with its affiliates, “Eldridge”), a private investment firm specializing in providing both equity and debt capital that provided a substantial portion of our equity funding prior to our initial public offering in June 2018, held a 1.5% limited partnership interest in our operating partnership, and EPRT Holdings, LLC, which is principally owned by Eldridge and certain members of our management team, held a 23.3% limited partnership interest in our operating partnership.

We were incorporated under the laws of Maryland on January 12, 2018. Our offices are located at 902 Carnegie Center Blvd., Suite 520, Princeton, New Jersey, 08540. Our telephone number is (609) 436-0619 and our website is www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it a part of this prospectus or the registration statement. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus.

RISK FACTORS

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus that we may prepare in connection with the offered securities, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated in our subsequent filings with the SEC under Exchange Act. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will contribute the net proceeds from the offering of securities under this prospectus to our operating partnership. Our operating partnership will use such proceeds for general business and working capital purposes, including funding investment activity and the repayment of outstanding indebtedness. Pending such uses, net proceeds from the sale of any offered securities initially may be temporarily invested in interest-bearing accounts and short-term, interest-bearing securities or other investments that are consistent with our intention to qualify for taxation as a REIT for federal income tax purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, if a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of our common stock. For a more detailed description of our common stock, you should read the applicable provisions of the Maryland General Corporation Law (the “MGCL”) and our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Our charter authorizes us to issue up to 500,000,000 shares of common stock, $0.01 par value per share. A majority of our entire board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. As of June 28, 2019, there were 57,825,460 shares of common stock issued and outstanding.

Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of stockholders’ status as stockholders.

Terms

All shares of our common stock that may be offered and sold pursuant to the registration statement of which this prospectus forms a part will be duly authorized, fully paid and nonassessable. Stockholders are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including any shares of preferred stock we may issue, and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.

Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. Directors are elected by a plurality of the votes cast at the meeting in which directors are being elected and at which a quorum is present. This means that the holders of a majority of the outstanding shares of our common stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Our common stockholders have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock will initially have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another form of entity, engage in a statutory share exchange or engage in a similar transaction unless such transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend the removal provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity, all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, including classes or series of preferred stock, and to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “EPRT.”

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of our preferred stock. For a more detailed description of our preferred stock, you should read the applicable provisions of the MGCL and our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Under our charter, we are authorized to issue up to 150,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or series. Under the terms of our charter, our board of directors is authorized to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Accordingly, we may issue one or more classes or series of preferred stock with preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption that are senior to the rights of our common stockholders. Before the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. We have no preferred stock outstanding, and we have no present plans to issue preferred stock in the immediate future.

Terms

The prospectus supplement relating to any class or series of preferred stock that we may offer will contain the specific terms of the class or series of preferred stock. These terms may include the following:

•	the title of the class or series and the number of shares of the class or series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the class or series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	information with respect to book-entry procedures, if any; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

Power to Issue Additional Shares of Preferred Stock

We believe that the power to issue additional shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law, the terms of any class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of your shares. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under Internal Revenue Code of 1986, as amended (the “Code”), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly or through certain constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and qualifying as a REIT, among other reasons. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.5% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock or 7.5% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for federal income tax purposes. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 7.5% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 7.5% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock and thereby violate the applicable ownership limit.

However, certain entities that are defined as designated investment entities in our charter, which generally includes pension funds, mutual funds and certain investment management companies, are permitted to own up to 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common stock, or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of all classes and series of stock, so long as each beneficial owner of the shares owned by such designated investment entity would satisfy the ownership limits if those beneficial owners owned directly their pro rata share of our stock owned by the designated investment entity.

Our charter provides that our board of directors, subject to certain limits, upon receipt of a request that complies with the requirements of our charter and any policy adopted by our board of directors, may retroactively or prospectively exempt a person from either or both of the ownership limits and establish a different limit on ownership for such person. We have granted a waiver from the ownership limit contained in our charter to Eldridge to own up to 19.0% of the outstanding shares of our common stock in the aggregate. We have also agreed to provide transferees of Eldridge, subject to the satisfaction of certain conditions, with any necessary waivers from our ownership limits provided that any such waivers are consistent with our compliance with the ownership requirements for qualification as a REIT under the Code. Pursuant to the stockholders agreement, we have agreed, upon Eldridge’s request, subject to the delivery by Eldridge of any additional information requested by our board of directors, to increase the percentage of our outstanding common stock that may be owned by Eldridge, unless our board concludes that any such increase could jeopardize our ability to qualify for taxation as a REIT. For information about the stockholders agreement, see the “Certain Relationships and Related Transactions, and Director Independence—Summary of Related Party Transactions” section of our

Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus.

As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in order to determine or ensure our status as a REIT and such representations, covenants and/or undertakings as it may deem necessary or prudent. Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

Our board of directors may increase or decrease one or both of the ownership limits or the designated investment entity limit for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock (other than by a previously exempted person) will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit or the designated investment entity limit if the new ownership limit or the designated investment entity limit would allow five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Our charter further prohibits:

•

any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and;

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits, the designated investment entity limit or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The ownership limits, the designated investment entity limit and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with any such restriction is no longer required in order for us to qualify as a REIT. Additionally, for so long as Eldridge owns shares representing at least 5% of the voting power of our common stock entitled to vote generally in the election of directors, a determination that it is no longer in our best interests to qualify, or attempt to qualify, as a REIT under the Code will require the consent of Eldridge.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits, the designated investment entity limit or such other limit established by our board of directors, would result in us being “closely held” within the meaning of Section 856(h) of the

Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable beneficiaries selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void and of no force or effect, regardless of any action or inaction by the board of directors, and the intended transferee will acquire no rights in the shares. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the trustee by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee must sell the shares to a person or persons designated by the trustee who can own the shares without violating the ownership limits, the designated investment entity limit or other restrictions on ownership and transfer of our stock. Upon such sale, the interest of the charitable beneficiary will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole and absolute discretion:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner actually or beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we may request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits, the designated investment entity limit and the other restrictions on ownership and transfer of our stock set forth in our charter. In addition, any person that is an actual, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial owner or constructive owner must disclose to us in writing such information as we may request in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to Maryland law. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Our Board of Directors

Under our charter and bylaws, the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15. However, for so long as Eldridge owns shares representing at least 5% of the voting power of our common stock entitled to vote generally in the election of directors, our bylaws provide that the size of the board of directors may not be increased without the prior approval of Eldridge. Additionally, for so long as Eldridge owns shares representing 5% of the voting power of our common stock entitled to vote generally in the election of directors, our bylaws require that, in order for an individual to qualify to be nominated or to serve as a director of our company, the individual must have been nominated in accordance with the stockholders agreement, including the requirement that we must nominate a certain number of directors designated by Eldridge from time to time. Also, as long as the stockholders agreement remains in effect, Eldridge’s prior approval is required to amend our bylaws to eliminate these director qualifications and approval rights. For information about the stockholders agreement, see the “Certain Relationships and Related Transactions, and Director Independence—Summary of Related Party Transactions” section of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, except that, for so long as Eldridge owns shares representing 5% of the voting power of our common stock entitled to vote generally in the election of directors, the removal of a director nominated pursuant to Eldridge’s nomination right also requires the consent of Eldridge. Also, as long as the stockholders agreement remains in effect, Eldridge’s prior approval is required to amend our charter to amend the removal provision.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt an inconsistent resolution, if approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the Maryland corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and, not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock, and this provision of our bylaws cannot be amended without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors (whether or not they constitute a quorum) and that a director elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the directorship. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors (subject to Eldridge’s consent right regarding increases in the number of directors), (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders and (3) provide that a director may be removed only for cause and by the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors (subject to Eldridge’s consent right regarding the removal of its designees).

Amendments to Our Charter and Bylaws

Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, and our board of directors has the exclusive power to amend our bylaws. For so long as Eldridge owns shares representing at least 5% of the voting power of our common stock entitled to vote generally in the election of directors, the prior approval of Eldridge will be required to (i) amend the provisions of our charter relating to Eldridge’s right to consent to the removal of any director nominated pursuant to Eldridge’s nomination rights or Eldridge’s right to consent to amendments to such provision or (ii) amend the provisions of our bylaws relating to the designation of director nominees by Eldridge, Eldridge’s right to designate one of its nominees to serve on certain committees of our board of directors or Eldridge’s right to consent to increases in the size of the board of directors or amendments to such provisions. Additionally, for so long as Eldridge owns shares representing at least 5% of the voting power of our common stock entitled to vote generally in the election of directors, the prior approval of Eldridge will be required to amend the provisions of our charter that require us to obtain the prior approval of Eldridge in order to determine that we will no longer qualify, or attempt to qualify, as a REIT under the Code. Further, any amendment to the provisions of our charter relating to the removal of directors or amendments to such provisions will require the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. In addition, amendments to the provisions of our bylaws prohibiting our board of directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL or exempting any acquisition of our stock from the “control share” provisions of the MGCL without the approval of our stockholders must be approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Meetings of Stockholders

Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Corporate Opportunities

Our charter provides that, to the maximum extent permitted by Maryland law, each of Eldridge, its affiliates, each of their representatives, and each of our directors or officers that is an employee, affiliate or designee for nomination as a director of Eldridge or its affiliates has the right to, and has no duty not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that Eldridge or any of its affiliates or employees, or any of their representatives or designees, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, Eldridge, its affiliates and employees and any of their representatives or designees, to the maximum extent permitted by Maryland law, shall have no duty to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty by reason of the fact that Eldridge or any of its affiliates or employees, or any of their representatives or designees, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates; provided, however, that such corporate opportunity is not presented to such person in his or her capacity as a director or officer of us.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice of the meeting and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company. Likewise, if our board of directors were to elect to be subject to the business combination provisions of the MGCL or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Further, a majority of our entire board of directors has the power, without stockholder action, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, as discussed under the captions “Description of Common Stock” and “Description of Preferred Stock—Power to Issue Additional Shares of Preferred Stock” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors (subject to Eldridge’s consent right regarding increases), which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or are threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification for expenses if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking, which may be unsecured, by the director or officer or on the director or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct was not met.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Indemnification Agreements

We are party to indemnification agreements with each of our directors and reporting officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our intended REIT election, without approval of our stockholders (except, for so long as Eldridge owns shares representing at least 5% of the voting power of our common stock, the approval of Eldridge), if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of an investment in the common stock of Essential Properties Realty Trust, Inc. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Essential Properties Realty Trust, Inc.,” “we,” “our” and “us” mean only Essential Properties Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or Treasury Regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus and the statements in this prospectus are not binding on the IRS or any court. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we will operate Essential Properties Realty Trust, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or operating agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	subchapter S corporations;

•	U.S. expatriates;

•	broker-dealers;

•	persons who mark-to-market our common stock;

•	regulated investment companies;

•	REITs;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding 10% or more (by vote or value) beneficial interest in Essential Properties Realty Trust, Inc.;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	stockholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code);

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary assumes that investors will hold their common stock as a capital asset within the meaning of Section 1221 of the Code, which generally means property held for investment. In addition, this summary does not address state, local and foreign tax considerations, or taxes other than U.S. federal income taxes (except where specifically noted).

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the purchase, ownership or disposition of our common stock, including the federal, state, local, non-U.S. and other tax consequences;

•	our intended election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General

We will elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2018. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Sidley Austin LLP has acted as our tax counsel in connection with this offering of our common stock and our federal income tax status as a REIT. Sidley Austin LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2018, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Sidley Austin LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at the corporate rate on any undistributed REIT taxable income, including undistributed net capital gains.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial tax basis in the asset is less than the fair market value of the asset on the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of real property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax. See “—Built-In Gains Tax.”

•	Ninth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” or TRSs, generally will be required to pay federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” See “—Income Tests” and “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a TRS of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

•

Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

•

Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of our stockholders, as described below under “—Requirements for Qualification as a REIT.”

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

•	that would be taxable as a domestic corporation, but for the special provisions under the Code and Treasury Regulations applicable to REITs;

•	that is not a financial institution or an insurance company within the meaning of the Code;

•	that is beneficially owned by 100 or more persons;

•

not more than 50% in value of the outstanding stock which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;

•	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated; and

•	that meets other tests described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that the first through fourth conditions above, inclusive, must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy the conditions listed above, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points above. A description of the share ownership and transfer restrictions relating to our common stock is contained in the discussion in this prospectus under the heading “Description of Our Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in the fifth and sixth bullet points listed above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We will have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described herein, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in TRSs

We, through the operating partnership, own interests in a company that has elected, together with us, to be treated as our TRS, and we may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” The aggregate value of all securities of any TRS held by us may not exceed 20% of the value of our total assets. For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our TRS to deduct interest, which could increase its taxable income.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, as described above, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”. To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception (for purposes of such exception, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services) and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as the sole owner of the general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not appraised the relative values of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value of such property.

We have entered into and may enter into additional hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income from the following hedging transactions, each of which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test:

•	a hedging transaction we enter into

•

(1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or

•	(2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and

•

new hedging transactions we enter into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of.

To the extent that we do not properly identify such transactions as hedges or we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our TRSs make distributions, we generally will derive our allocable share of such distribution through our interest in our operating partnership. Such distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

We monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.

We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning its properties and to make occasional sales of the properties as are consistent with our investment objective. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to tax at regular U.S. federal corporate income tax rates.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. We intend to set any fees paid to a TRS for such services, and any rent payable to us by a TRS, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid, or on the excess rents paid to us.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature and diversification of our assets:

•

At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds, certain kinds of mortgage-backed securities and mortgage loans as well as personal property to the extent that rents attributable to such personal property are treated as rents from real property for purposes of the gross income tests described above (i.e., such rent for personal property does not exceed 15% of the total rent for personal and real property). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•

The aggregate value of all securities of any TRSs held by us may not exceed 20% of the value of our total assets. As long as each of these companies qualifies as a TRS of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of any TRSs in which we may own an interest will not exceed 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

•	Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments are not otherwise secured by real property.

•

Of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership, qualified REIT subsidiary or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership, qualified REIT subsidiary or limited liability company that owns such securities). For example, our indirect ownership, through our operating partnership, of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets:

•	Does not exceed the lesser of:

•	1% of the total value of our assets at the end of the applicable quarter or

•	$10,000,000, and

•

we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including:

•

the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued.

•	Paying a tax equal to the greater or:

•	$50,000 or

•	The corporate tax rate multiplied by the net income generated by the nonqualifying assets, and:

•	Disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	The excess of the certain items of non-cash income over a specified percentage of our income.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we acquired any asset from a corporation which was or had been a C corporation in a transaction in which our initial tax basis in the asset was less than the fair market value of the asset on the acquisition date, and we dispose of the asset within the five-year period following such acquisition, our REIT taxable income will be reduced by any taxes that we are required to pay on any gain we recognize from the disposition. See “—Built-In Gains Tax.”

Our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we are eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at the corporate tax rate. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. We intend to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership will authorize us, as the sole owner of the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax on our taxable income at the corporate rate. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate U.S. stockholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General

All of our investments will be held indirectly through our operating partnership. We are the sole owner of the general partner of our operating partnership. Such general partner entity is treated as a disregarded entity for federal income tax purposes. Our operating partnership is treated as a partnership for U.S. federal income tax purposes, and we are treated as owning our proportionate share of the items of income, gain, loss, deduction and credit of the operating partnership for such purposes. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are treated as disregarded entities for federal income tax purposes. In the future, we may hold investments through entities treated as partnerships for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification

Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities or partnerships. For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership will be treated as a partnership for U.S. federal income tax purposes, and each of its subsidiary partnerships and limited liability companies will be treated as disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

A partnership agreement (or, in the case of a limited liability company treated as a partnership for federal income tax purposes, the limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations With Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests will generally carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement will require that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships (including a limited liability company treated as a partnership for federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership:

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could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and

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could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership.

An allocation described in the second bullet point above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—General—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules

New rules applicable to U.S. federal income tax audits of partnerships apply to our operating partnership and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax consequences. Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Although final regulations have been issued, questions remain as to how they will apply. However, these rules could increase the U.S. federal income tax, interest and/or penalties economically borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership in comparison to prior law. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Built-In Gains Tax

From time to time, we may acquire C corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions. In the case of assets we acquire from a C corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five-year period beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.

Taxation of Taxable U.S. Stockholders

Distributions Generally

Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For taxable years beginning before January 1, 2026, dividends that we distribute to U.S. stockholders other than corporations that are not designated as capital gain dividends or otherwise treated as qualified dividends generally are eligible for a deduction equal to 20% of the amount of such dividends.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends

Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and do not exceed the total amount of dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year, without regard to the period for which a U.S. stockholder has held its stock. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to our stockholders in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to our stockholders for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

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include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock

If a U.S. stockholder sells or disposes of shares of our common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. stockholder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. stockholder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is currently 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is currently 20%. However, dividends payable by REITs are generally not eligible for the 20% tax rate on qualified dividend income, except to the extent the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. As described above, for taxable years beginning before January 1, 2026, dividends that we distribute to non-corporate U.S. stockholders that are not designated as capital gain dividends or otherwise treated as qualified dividends generally will be eligible for a deduction equal to 20% of the amount of such dividends. Under final regulations recently issued by the Internal Revenue Service, in order to qualify for this deduction with respect to a dividend on our common shares, a shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts will be required to pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of shares. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our stock.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing federal income taxation of the purchase, ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of our common stock, including any tax return filing and other reporting requirements.

If you are a non-U.S. stockholder, this discussion further assumes that:

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you will not have held more than 10% of our common stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our common stock or receive distributions from us;

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our common stock is and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, although there can be no assurance that this will continue to be the case; and

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that you are not a “qualified shareholder”, as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

If you are a non-U.S. stockholder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” within the meaning of FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

Distributions Generally

Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the U.S. to which such dividends are attributable). Under certain tax treaties, however, lower withholding rates generally applicable to U.S. corporate dividends do not apply to dividends from a U.S. REIT. Foreign sovereigns and their agencies and instrumentalities may be exempt from such withholding taxes on REIT dividends under the Code, and pension funds and other tax-exempt organizations from certain countries may be exempt from such withholding taxes under an applicable tax treaty. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax. Any such effectively connected dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

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such non-U.S. stockholder is a pension fund or one of certain other organizations exempt from taxation in a home jurisdiction that has a bilateral tax treaty with the United States providing for an exemption from U.S. withholding tax on dividends;

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such non-U.S. stockholder is a foreign government or a foreign government’s agency or instrumentality not engaged in commercial activities, or a foreign governmental entity that is eligible for Section 892 of the Code and the applicable Treasury Regulations and eligible for exemption from U.S. withholding tax thereunder;

•	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted tax basis of the non-U.S. stockholder’s common stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits for withholding purposes. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends

Distributions attributable to gain from the disposition of a USRPI will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. See “Taxation of Non-U.S. Stockholders—Distributions Generally.”

Distributions to a non-U.S. stockholder that do not arise from the disposition of a USRPI and that we properly designate as capital gain dividends generally should not be subject to federal income taxation, unless:

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the investment in our common stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the U.S. to which such dividends are attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

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the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the common stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Stock

Subject to the previously noted assumptions, if you are a non-U.S. stockholder, you generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our common stock unless:

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your shares of our common stock are treated as being effectively connected with your U.S. trade or business (and, if a bilateral tax treaty applies, is attributable to a U.S. permanent establishment maintained by you) in which case you will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items; or

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you are a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by your U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act, or FATCA

Withholding taxes may be imposed (at a 30% rate) on certain U.S. source payments made to “foreign financial institutions” and certain other non-U.S. entities. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. The withholding tax may be imposed on dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or certifies that it is exempt from such obligations or, (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not otherwise exempt, it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement these rules, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective stockholders should consult their tax advisors regarding FATCA.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and an investment in our common stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We or any selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, the manner in which we and/or any selling security holders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any selling security holders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Security Holders

Selling security holders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, selling security holders may offer those securities on different terms pursuant to another prospectus supplement or in a private transaction. Sales by selling security holders may not require the provision of a prospectus supplement.

In addition to the foregoing, selling security holders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

A selling security holder also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act, or any other available exemption from required registration under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144 or such other available exemption, as applicable.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or selling security holders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. We and/or selling security holders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or selling security holders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If we and/or any selling security holder offers securities in a subscription rights offering to our existing stockholders, we and/or any selling security holder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or any selling security holder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or any selling security holder does not enter into a standby underwriting agreement, we and/or such selling security holder may retain a dealer-manager to manage a subscription rights offering for us and/or such selling security holder.

We and/or selling security holders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchasers for the period of their appointment. We and/or selling security holders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or selling security holders and its compensation.

In connection with offerings made through underwriters or agents, we and/or selling security holders may enter into agreements with such underwriters or agents pursuant to which we and/or selling security holders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or selling security holders under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or selling security holders may sell the offered securities to dealers as principals. We and/or selling security holders may negotiate and pay commissions, discounts, or concessions to dealers for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or selling security holders at the time of resale. Dealers engaged by us and/or selling security holders may allow other dealers to participate in resales.

Direct Sales

We and/or selling security holders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or selling security holders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We and/or selling security holders will enter into such delayed contracts only with institutional purchasers that we and/or selling security holders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We and/or selling security holders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that any underwriter to whom we and/or selling security holders sell securities for public offering and sale could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the securities, other than our common stock, on any securities exchange or on an automated quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. The nature of these transactions, if any, will be described in the applicable prospectus supplement.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law.

EXPERTS

The consolidated financial statements of Essential Properties Realty Trust, Inc. appearing in Essential Properties Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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